Exhibit 4.2

DISCOVER BANK
Master Servicer, Servicer and Seller

and

U.S. BANK NATIONAL ASSOCIATION
Trustee

on behalf of the Certificateholders

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
Dated as of November 3, 2004

DISCOVER CARD MASTER TRUST I

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EXHIBITS

Exhibit A	-	Form of Assignment
Exhibit B	-	DISCOVER Service Mark
Exhibit C	-	Form of Reassignment
Exhibit D	-	Form of Seller Certificate
Exhibit E	-	Form of Initial Report
Exhibit F	-	Form of Master Servicer’s Annual Certificate
Exhibit G	-	Form of Servicer’s Annual Certificate
Exhibit H-1	-	Form of Clearstream Banking or Euroclear Statement
Exhibit H-2	-	Form of Certificate with respect to U.S. Institutional Investors
Exhibit H-3	-	Form of Certificate regarding Beneficial Ownership
Exhibit I	-	Form of Opinion of Counsel

SCHEDULE

Schedule 1 - List of Accounts(Omitted)

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          This AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of November 3, 2004 (the “Agreement”), by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee.

RECITALS

          WHEREAS, Discover Bank and the Trustee are parties to that certain Pooling and Servicing Agreement dated as of October 1, 1993, relating to the Discover Card Master Trust I (the “Original Pooling and Servicing Agreement”), as amended by that certain First Amendment to the Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank and the Trustee (the “First Amendment”), as further amended by that certain Second Amendment to the Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank and the Trustee (the “Second Amendment”), as further amended by that certain Third Amendment to the Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank and the Trustee (the “Third Amendment”), as further amended by that certain Fourth Amendment to the Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank and the Trustee (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank and Trustee (the “Fifth Amendment” and, together with the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Amendments”); and

          WHEREAS, Discover Bank and the Trustee wish to restate the Original Pooling and Servicing Agreement in its entirety to reflect the Amendments; and

          WHEREAS, pursuant to subsection 13.01(a) of the Original Pooling and Servicing Agreement, Discover Bank and the Trustee also desire to amend certain references to the Uniform Commercial Code to reflect amendments thereto that became effective on July 1, 2001, in the States of Delaware and New York and to make other changes in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

ARTICLE I.

DEFINITIONS

          SECTION 1.01 Definitions. Unless, with respect to a particular Series, a word or phrase is otherwise defined in the applicable Series Supplement, the following words and phrases shall have the following meanings:

          “Account” shall mean (i) a Discover Card account established pursuant to a Credit Agreement between Discover Bank and any Person, receivables under which are transferred to the Trust pursuant to this Agreement or pursuant to an Assignment of Additional Accounts (a “Discover Card Account”); (ii) a Discover Card account established pursuant to a Credit Agreement between an Additional Seller and any Person, receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts; and (iii) a credit account (which is not a Discover Card account) established pursuant to a Credit Agreement between Discover Bank or an Additional Seller and any Person, receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts. No Account shall be a Charged-Off Account as of (i) the Account Selection Date, with respect to Accounts the Receivables of which are transferred to the Trust on the Initial Closing Date or (ii) the date an Account is selected for addition to the Trust, with respect to Accounts the Receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts. Each Account shall be identified by account number on Schedule 1 hereto. The definition of an Account shall include a surviving credit account (a “Surviving Account”) in the event that (i) an Account or another credit account is combined with an Account pursuant to the Credit Guidelines for such Account (an “Account Combination”) and (ii) the Surviving Account of such Account Combination was an Account prior to such combination. The term “Account” shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. The definition of Account shall not include any Account removed from the Trust pursuant to Section 2.11 hereof after it has been reassigned to the Holder of the Seller Certificate.

          “Account Combination” shall have the meaning set forth in the definition of “Account.”

          “Account Selection Date” shall mean, for any Account transferred to the Trust on the Initial Closing Date, January 22, 1993, July 14, 1993 or September 22, 1993.

          “Addition Date” shall mean each date as of which Additional Accounts are included as Accounts or Participation Interests are conveyed to the Trust pursuant to Section 2.10.

          “Additional Account Cut-Off Date” shall mean, for any Additional Account, the date specified as such in the Assignment of Additional Accounts for such Additional Account.

          “Additional Accounts” shall have the meaning set forth in Section 2.10.

          “Additional Funds” shall have the meaning set forth in Section 4.03(e). The amount of Additional Funds shall initially be zero.

          “Additional Seller” shall mean an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal tax purposes and that transfers Receivables in Additional Accounts to the Trust pursuant to Section 2.10(d).

          “Adjustment” shall have the meaning set forth in Section 4.05.

          “Aggregate Initial Investor Interest” shall mean at any time the sum of the Series Initial Investor Interests of all Series of Investor Certificates then issued and outstanding.

          “Aggregate Invested Amount” shall mean at any time the sum of the Series Invested Amounts of all Series of Investor Certificates then issued and outstanding.

          “Aggregate Investor Interest” shall mean at any time the sum of the Series Investor Interests of all Series of Investor Certificates then issued and outstanding.

          “Aggregate Investor Percentage” shall mean at any time the sum of the applicable Series Percentages of all Series of Investor Certificates then issued and outstanding.

          “Agreement” shall mean this Pooling and Servicing Agreement and all amendments hereof and Series Supplements hereto, including, with respect to any Series or Class, the related Series Supplement.

          “Amortization Event” with respect to any Series shall mean any Amortization Event specified in Section 9.01 hereof or in the applicable Series Supplement.

          “Applicable State” shall mean, (i) with respect to any Receivable, the state in which the Seller or any Additional Seller with respect to such Receivable is located, (ii) with respect to any Seller, Additional Seller or Trustee, the state in which such Seller, Additional Seller or Trustee is located, (iii) with respect to any Receivable being reassigned by the Trustee, the State in which the Trustee is located and (iv) with respect to Interchange, the state in which the Seller or the Additional Seller of such Interchange is located, as applicable. Location of an entity with respect to the foregoing shall be determined in accordance with Section 9-307 of the UCC (or a comparable or successor provision thereto, however numbered) as in effect in the State of New York.

          “Applicants” shall have the meaning set forth in Section 6.09.

          “Assignment” shall mean any and all documents necessary to assign an interest in Additional Accounts, including an assignment substantially in the form of Exhibit A hereto.

          “Authorized Newspaper” shall mean any newspaper or newspapers of general circulation in London, England printed in the English language (and, with respect to any Class or Series, if and so long as the Investor Certificates of such Class or Series are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

          “Bearer Certificate” shall have the meaning specified in Section 6.01.

          “Book-Entry Certificates” with respect to any Series shall mean certificates evidencing a beneficial interest in the Investor Certificates of such Series, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.02; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners of such Series, such Certificates shall no longer be “Book-Entry Certificates.”

          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in (v) New York, New York, (w) the County of New Castle, Delaware, (x) the city in which the Corporate Trust Office is located, (y) the city in which the principal executive offices of any Additional Seller is located or (z) the city in which the principal banking or executive offices of any Credit Enhancement Provider is located are authorized or obligated by law or executive order to be closed.

          “Certificate” shall mean any certificated Seller Certificate or any one of the Class A Certificates or the Class B Certificates.

          “Certificate Interest” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Certificate Owner” shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          “Certificate Principal” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Certificate Rate” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Certificate Register” shall mean the register maintained pursuant to Section 6.04, providing for the registration of Registered Certificates and transfers and exchanges thereof.

          “Certificateholder” or “Holder” shall mean an Investor Certificateholder, a Person in whose name a Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated Seller Certificate is recorded in the books and records of the Trustee.

          “Charged-Off Account” shall mean each Account with respect to which the Servicer has charged-off the Receivables in such Account as uncollectible.

          “Charged-Off Amount” shall mean, with respect to any Trust Distribution Date, the aggregate amount of Receivables in Accounts that became Charged-Off Accounts in the related Due Period, less (i) the cumulative, uncollected amount previously billed by the Servicers to Accounts that became Charged-Off Accounts during the related Due Period with respect to finance charges, cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the Servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts and (ii) the full amount of any such Receivables that have been repurchased under Section 2.07(b).

          “Class” shall mean with respect to any Series, all the Investor Certificates of such Series that are designated by the same letter of the alphabet, pursuant to the Series Supplement for such Series. Any Series of Investor Certificates may contain one or more Classes of Investor Certificates, as set forth in the relevant Series Supplement.

          “Class Finance Charge Collections” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Class Invested Amount” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Class Investor Charged-Off Amount” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Class Investor Interest” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Class Percentage” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Class Principal Collections” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

          “Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          “Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          “Clearstream Banking” shall mean Clearstream International, an international clearing and settlement agency, and its divisions and successors.

          “Collections” shall mean (i) all payments by or on behalf of an Obligor received by a Servicer in respect of Receivables in the form of cash, checks, wire transfers or other forms of payment in accordance with the relevant Credit Agreement in effect from time to time and (ii) amounts treated as Collections pursuant to Sections 2.07(b), 2.09(c), 3.01(c) and 4.05(b) of this Agreement and any amounts treated as Collections pursuant to the terms of any Series Supplement. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account shall be credited to such Account or refunded to the Obligor by the Servicer in accordance with its normal practice pursuant to Section 4.05(a). A Collection shall be deemed to have been received at the end of the day on the Date of Processing of such Collection.

          “Collections Account” shall have the meaning specified in Section 4.02(a).

          “Common Depositary” with respect to any Series, if applicable, shall mean the Person specified in the applicable Series Supplement, in its capacity as common depositary for the respective accounts of Clearstream Banking and Euroclear.

          “Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Department.

          “Coupon” shall have the meaning set forth in Section 6.01.

          “Credit Agreement” shall mean, with respect to an Account, the contract governing such Account.

          “Credit Enhancement” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Credit Enhancement Provider” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Credit Guidelines” shall mean, with respect to any Account, the policies and procedures relating to the operation of such Account and similar accounts administered by the Servicer of such Account, including, without limitation, the written policies and procedures and the exercise of judgment by employees of the Servicer with respect to such accounts in accordance with such Servicer’s normal practice for determining the creditworthiness of customers holding such accounts, the extension of credit to customers, and relating to the maintenance of such accounts and the collection of receivables with respect to such accounts, as such policies and procedures may be amended from time to time by the Servicer of such accounts, as such policies and procedures may be implemented by any Person to whom such Servicer has delegated any of its duties pursuant to Section 8.06.

          “Cut-Off Date” shall mean October 1, 1993.

          “Date of Processing” with respect to any transaction shall mean the date on which such transaction is first recorded on the cardmember master file of the accounts maintained by or on behalf of the relevant Servicer (without regard to the effective date of such recordation).

          “Deficit Accumulation Amount” with respect to any Series, if applicable, shall have the meaning specified in the Series Supplement for such Series.

          “Deficit Liquidation Amount” with respect to any Series, if applicable, shall have the meaning specified in the Series Supplement for such Series.

          “Definitive Certificates” shall have the meaning specified in Section 6.02.

          “Definitive Euro-Certificates” shall have the meaning specified in Section 6.11.

          “Depository Agreement” with respect to any Series, if applicable, shall mean the agreement, dated the Series Closing Date for such Series, among the Sellers, the Trustee and the initial Clearing Agency providing for the delivery and transfer of Book-Entry Certificates for such Series.

          “Discover Bank” shall mean Discover Bank and its successors and assigns.

          “Discover Card,” when used to modify the term “account,” shall mean that access to such account is afforded by, among other means, a card bearing on its face the DISCOVER service mark (a copy of which is attached hereto as Exhibit B or, if the use of such service mark is suspended and another service mark is substituted therefor, a card bearing such substitute service mark).

          “Discover Card Account” shall have the meaning set forth in the definition of “Account.”

          “Distribution Date” with respect to any Series shall have the meaning specified in the Series Supplement for such Series.

          “Due Period” shall mean, with respect to any Trust Distribution Date or Distribution Date, the calendar month next preceding the calendar month in which such Trust Distribution Date or Distribution Date occurs.

          “Eligible Receivable” shall mean each Receivable:

     (a) which is payable in United States dollars;

     (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and the Servicer with respect to such Receivable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to such Seller and Servicer;

     (c) as to which, if such Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable, (i) at the time of the creation of such Receivable, the Seller with respect to such Receivable had good and marketable title thereto free and clear of all Liens arising under or through such Seller, and (ii) at the time of the conveyance of such Receivable to the Trust, such Seller had, or the Trust will have, good and marketable title thereto free and clear of all Liens arising under or through such Seller;

     (d) as to which, if such Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of such Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller with respect to such Receivable; and

     (e) which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the Applicable State with respect to such Receivable.

          “Euroclear” shall mean Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, and any successor thereto.

          “Exchange Date,” with respect to any Series or Class, the Investor Certificates of which are represented upon initial issuance by a Global Certificate, shall mean the first day following the expiration of 40 days after the later of (i) the Series Closing Date or (ii) the first date on which such Investor Certificates are offered to persons other than any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of such Investor Certificates, as determined by the Manager.

          “FDIC” shall mean the Federal Deposit Insurance Corporation acting through either the Savings Association Insurance Fund or the Bank Insurance Fund.

          “Final Trust Termination Date” shall mean the expiration of 21 years from the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993.

          “Finance Charge Collections” with respect to any Due Period shall mean the sum of (a) the lesser of the aggregate amount of Finance Charge Receivables for the preceding Due Period or Collections actually received in such Due Period and (b) all Recovered Amounts received during such Due Period.

          “Finance Charge Receivables” with respect to any Account for any Due Period shall mean the net amount billed by the Servicer during such Due Period as finance charges on such Account and cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on such Account, late payment charges billed during such Due Period to such Account and any other charges that the Servicer may designate as “Finance Charge Receivables” from time to time (provided that the Servicer shall not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables”), less, in the event that such Account becomes a Charged-Off Account during such Due Period, the cumulative, uncollected amount previously billed by the Servicer to such Account as finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on such Account, late payment charges and any other type of charges that the Servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts; provided, however, that in the event any Account that is included in the Accounts as of the Cut-Off Date is not selected before the beginning of the Due Period preceding the Due Period related to the first Trust Distribution Date, the Servicer may utilize a reasonable method of estimation to determine the amount of the Finance Charge Receivables with respect to such Account for the period beginning on the first day of such preceding Due Period and ending on the date on which such Account is selected.

          “Fixed Principal Allocation Event” with respect to any Series shall have the meaning specified in the Series Supplement for such Series.

          “Fractional Undivided Interest” shall mean the fractional undivided interest in the Trust evidenced by an Investor Certificate expressed as a portion of the Aggregate Invested Amount.

          “Global Certificate” shall have the meaning specified in Section 6.11.

          “Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof.

          “Group” shall mean, collectively, at any time, the one or more Series of Investor Certificates designated as part of the same Group at such time, whether by the Series Supplements establishing such Series or pursuant to Section 4.06. The Trustee shall designate a related Group Collections Account pursuant to Section 4.02(a) for each Group so established.

          “Group Collections Account” shall have the meaning specified in Section 4.02(a).

          “Holder of the Seller Certificate” shall mean, at any specified time, the holder or owner of the Seller Certificate, each of which, if there is more than one such holder or owner, shall be a party to the Seller Certificate Ownership Agreement, with the respective interests granted to each of such parties pursuant to the Seller Certificate Ownership Agreement. The initial Holder of the Seller Certificate shall be Discover Bank.

          “Ineligible Receivable” shall have the meaning specified in Section 2.07(b).

          “Initial Closing Date” shall mean October 27, 1993.

          “Interchange” for any Distribution Date shall mean the Interchange Fees paid or payable to Discover Bank for the related Due Period multiplied by a fraction, the numerator of which shall be the Net Merchant Sales for Accounts originated by Discover Bank processed for the related Due Period and the denominator of which shall be Net Merchant Sales processed for all Discover Card accounts pursuant to a Credit Agreement between Discover Bank and any Person for the related Due Period. In the event there are Additional Sellers, Interchange shall include for each such Additional Seller a portion of its Interchange Fees proportionate to the Net Merchant Sales for such Additional Seller’s Accounts as a percentage of the Additional Seller’s Net Merchant Sales for its entire portfolio of accounts of the same type as its Accounts, determined as set forth above. In each instance, Interchange will include all contracts, contract rights, rights to payment, general intangibles and payment intangibles associated with such Interchange Fees, and all proceeds thereof. For the avoidance of doubt, the amount of Interchange to be allocated pursuant to Section 4.03 of this Agreement and each Series Supplement shall only include amounts actually paid to the Trust by Discover Bank or the applicable Additional Seller on the related Distribution Date.

          “Interchange Fees” shall mean interchange fees (i.e. fees related to purchase transactions of goods and/or services) paid or payable by or through merchant acceptance networks, including Discover Financial Services, Inc., to Discover Bank or an Additional Seller in connection with transactions on Discover Card accounts or, in the case of any Additional Seller, other accounts of a type included in the Trust, at rates to be agreed on from time to time between Discover Bank or such Additional Seller and such merchant acceptance networks.

          “Interchange Series” shall mean all Series that indicate in the Series Term Sheet of their applicable Series Supplement that they are Interchange Series. No series issued prior to November 3, 2004 shall be designated as an Interchange Series.

          “Interest Payment Date” with respect to any Series shall mean the dates specified as such in the applicable Series Supplement.

          “Internal Revenue Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          “Investor Accounts” shall mean the Collections Account, the Group Collections Accounts and any other segregated trust accounts specified as Investor Accounts in any Series Supplement.

          “Investor Certificateholder” shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or a Global Certificate, as the case may be) or Coupon.

          “Investor Certificates” shall mean any one of the certificates (including Bearer Certificates, Registered Certificates or any Global Certificate, as applicable) executed by Discover Bank on behalf of the Holder of the Seller Certificate and authenticated by or on behalf of the Trustee, other than the Seller Certificate.

          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

          “Manager” shall mean the lead manager, manager or co-manager or Person performing a similar function with respect to an offering of Definitive Euro-Certificates.

          “Master Servicer” shall mean initially Discover Bank and thereafter any Person appointed as the successor Master Servicer as herein provided.

          “Master Servicer Termination Event” shall have the meaning set forth in Section 10.01.

          “Master Servicing Agreement” shall mean, if applicable, the agreement entered into by Discover Bank, as Master Servicer and Servicer, and any additional or successor Servicer or Servicers pursuant to Section 3.02(d) hereof, as such agreement may be amended or supplemented from time to time.

          “Minimum Principal Receivables Balance” shall mean, on any date of determination, an amount equal to the sum of the Series Minimum Principal Receivables Balances for each Series then outstanding.

          “Monthly Servicing Fee” shall have the meaning set forth in Section 3.03.

          “Moody’s” shall mean Moody’s Investors Service Inc., and any successor thereto.

          “Net Merchant Sales” shall mean the total dollar amount, calculated daily, of all cardmember charges on Discover Cards for merchandise and services made at service establishments that have contracted to accept the Discover Card as a form of payment with Discover Financial Services, Inc. or another merchant acceptance network, as applicable. In the event that there is an Additional Seller, Net Merchant Sales with respect to such Additional Seller shall be determined by reference to cardmember charges to the credit accounts of such Additional Seller.

          “New Issuance” shall have the meaning set forth in Section 6.06.

          “Obligations” shall have the meaning specified in Section 2.08.

          “Obligor” shall mean with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

          “Officer’s Certificate” shall mean a certificate signed by a Vice President (or an officer holding an office with equivalent or more senior responsibilities or, in the case of each Master Servicer or any Servicer, a Servicing Officer and, in the case of each Seller, any executive of such Seller designated in writing by a Vice President of such Seller for this purpose) of any Seller, the Master Servicer or any Servicer or any Successor Master Servicer or Successor Servicer, as the case may be, and delivered to the Trustee.

          “Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for or an employee of any Seller or Discover Bank or any of their affiliates.

          “Participation Interests” shall have the meaning specified in Section 2.10(a).

          “Paying Agent” shall mean any paying agent appointed pursuant to Section 6.08 and shall initially be the Corporate Trust Office of the Trustee.

          “Payment Date” shall mean any Interest Payment Date, any Principal Payment Date, if applicable, and any Special Payment Date.

          “Permitted Investments” shall mean

          (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (i) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America; (ii) time deposits in, or bankers’ acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust’s investment or contractual commitment to invest therein, the short-term deposits or commercial paper or, in the absence of a rating on the short-term deposits or commercial paper of such depository institution or trust company, the long-term unsecured debt obligations of such depository institution or trust company shall have the Highest Rating; (iii) commercial paper or other short-term obligations having, at the time of the Trust’s investment or contractual commitment to invest therein, the Highest Rating; or (iv) investments in money market funds having the Highest Rating;

          (b) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a) (ii) above;

          (c) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share and (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and which will not result in a reduction or withdrawal of the rating of any Class of any Series then outstanding as confirmed in writing by the Rating Agencies;

          (d) a guaranteed investment contract (guaranteed as to timely payment), the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each Class of each Series then outstanding; and

          (e) repurchase agreements transacted with either

     (i) an entity subject to the United States federal bankruptcy code, provided that (A) the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) with regard to the maturity of Permitted Investments or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency thereof, certificates of deposit or bankers acceptances and (G) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

     (ii) a financial institution insured by the FDIC, or any broker-dealer with “retail customers” that is under the jurisdiction of the Securities Investors Protection Corp. (“SIPC”), provided that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral;

provided, however, that at the time of the Trust’s investment or contractual commitment to invest in any such repurchase agreement, the short-term deposits or commercial paper rating or, in the absence of a rating on the short-term deposits or commercial paper of such entity or institution, the long-term unsecured debt obligations of such entity or institution shall have a credit rating not lower than the Highest Rating. Permitted Investments shall include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (a), (b), (c), (d) or (e) above. For purposes of this definition of Permitted Investments, “Highest Rating” shall mean, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1 + or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category which will not cause a reduction in or withdrawal of the rating of any Class of any Series then outstanding, as confirmed in writing by the applicable Rating Agency.

          “Person” shall mean an individual, a partnership or a Corporation. The term “Corporation” for the purposes of the preceding sentence only shall mean a corporation, joint stock company, business trust or other similar association.

          “Principal Collections” shall mean, with respect to any Due Period, all Collections other than Finance Charge Collections.

          “Principal Payment Date” with respect to any Series shall mean, if applicable, the dates specified as such in the applicable Series Supplement.

          “Principal Receivable” shall mean each Receivable other than Finance Charge Receivables. Any Principal Receivables that the relevant Seller is unable to convey to the Trust as provided in Section 2.09(c) shall not be included in calculating the aggregate amount of Principal Receivables.

          “Qualified Institution” shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof which at all times has a short-term certificate of deposit rating of A-1/P-1 or better by both Rating Agencies and whose deposits are insured by the FDIC; provided, however, if such depository institution is expected to hold deposits for more than 30 days, such depository institution shall also at all times have a long-term unsecured debt rating of AA- by Standard & Poor’s. If any institution holding trust accounts shall cease be a Qualified Institution, each such account shall promptly (and in any case within not more than 10 calendar days) be moved to a Qualified Institution or to one or more segregated trust accounts in the trust department of such institution, if permitted. Trust accounts shall not be evidenced by certificates of deposit, passbooks, or other instruments.

          “Rating Agency” shall mean Moody’s or Standard & Poor’s, and “Rating Agencies” shall mean Moody’s and Standard & Poor’s.

          “Reassignment” shall mean any and all documents necessary to reassign an interest in specified Accounts, including a reassignment substantially in the form of Exhibit C hereto.

          “Receivable” shall mean any amount owing by the Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any, and shall include, to the extent necessary to collect such amount or enforce the related obligation, the contract under which the obligation to pay such amount arose. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. A Receivable shall not include any amount owing under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to Section 2.07(b). Reference herein to a “receivable” shall include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to Section 2.07(b).

          “Receivable Repurchase Event” shall have the meaning specified in Section 2.07(a).

          “Record Date” for any Distribution Date shall mean the last day of the preceding calendar month.

          “Recovered Amounts” shall mean all amounts received with respect to receivables in Charged-Off Accounts including without limitation all proceeds from sales of such receivables pursuant to Section 3.02(b).

          “Registered Certificateholder” shall mean the Holder of a Registered Certificate.

          “Registered Certificate” shall have the meaning specified in Section 6.01.

          “Regulatory Requirements” shall have the meaning set forth in Section 7.05.

          “Removal Date” shall have the meaning set forth in Section 2.11.

          “Removal Notice Date” shall mean a date on or prior to the fifth Business Day prior to a Removal Date.

          “Removed Accounts” shall have the meaning set forth in Section 2.11.

          “Removed Interchange” shall have the meaning set forth in Section 2.11(a).

          “Required Daily Deposit” with respect to each Servicer with respect to any day for any Series then outstanding shall have the meaning set forth in the applicable Series Supplement.

          “Requirements of Law” for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any requirement of any law, rule or regulation or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System); provided, however, that any such requirement shall not be deemed a Requirement of Law if the enforcement of such requirement would not have a material adverse effect upon the collectibility of the Receivables taken as a whole.

          “Responsible Officer” shall mean the Chairman or any Vice Chairman of the Board of Directors or Trustees of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Trustee, the President, any Executive Vice President, Senior Vice President, Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

          “Schedule 1” shall mean the computer file, hard copy or microfiche list delivered to the Trustee pursuant to Section 2.01(b) hereof (as such computer file, hard copy or microfiche list may be amended from time to time) which shall contain a true and complete list of all Accounts conveyed to the Trust identified by account number and shall identify the originator of each Account and the amount of Finance Charge Receivables and Principal Receivables in such Account as of the Cut-Off Date or the Additional Account Cut-Off Date, as applicable.

          “Seller,” when used with reference to specific Receivables, shall mean the Person or Persons conveying such Receivables to the Trust.

          “Seller Certificate” shall mean (i) if a Seller elects to evidence its fractional undivided interest in the Trust in certificated form pursuant to Section 6.01 hereof, the certificate executed by Discover Bank on behalf of the Holder of the Seller Certificate and authenticated by the Trustee, substantially in the form of Exhibit D hereto, or (ii) an uncertificated fractional undivided interest in the Trust as evidenced by a recording in the books and records of the Trustee including the right to receive the Collections and other amounts to be paid to the Holder of the Seller Certificate at the times and in the amounts specified herein and in any series supplement hereto which may be in effect from time to time.

          “Seller Certificate Ownership Agreement” shall mean, if applicable, the agreement entered into by Discover Bank, as Seller, and any Additional Seller regarding the parties’ joint ownership of the Seller Certificate, as such agreement may be amended or supplemented from time to time.

          “Seller Interest” shall mean, with respect to any Trust Distribution Date or Distribution Date, the aggregate amount of Principal Receivables in the Trust at the end of the

related Due Period minus the Aggregate Investor Interest at the end of such day; provided, however, that, except for purposes of determining whether Discover Bank on behalf of the Holder of the Seller Certificate shall make a deposit pursuant to the fourth sentence of Section 2.07(b), the Seller Interest shall in no event be less than zero.

          “Seller Percentage” shall mean, on any date of determination, with respect to any specified category, an amount equal to 100% of such category minus the applicable Aggregate Investor Percentage.

          “Seller Servicing Fee” shall have the meaning set forth in Section 3.03.

          “Sellers” shall mean Discover Bank and any Additional Sellers.

          “Series” shall mean any of the Series of Investor Certificates created pursuant to Section 6.06.

          “Series Closing Date” with respect to any Series shall mean the day the Investor Certificates of such Series are initially issued, including the day the Global Certificate is issued, if applicable.

          “Series Cut-Off Date” with respect to any Series of Investor Certificates shall mean the last day of the Due Period occurring in the month specified in the applicable Series Supplement.

          “Series Distribution Account” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Series Finance Charge Collections” with respect to any Series for any specified period of time shall have the meaning set forth in the applicable Series Supplement.

          “Series Initial Investor Interest” with respect to any Series shall mean the amount specified as the Series Initial Investor Interest in the applicable Series Supplement.

          “Series Interchange” shall have the meaning set forth in the applicable Series Supplement for each Interchange Series.

          “Series Interest Funding Account” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Series Invested Amount” with respect to any Series, with respect to any Distribution Date with respect to such Series, shall have the meaning set forth in the applicable Series Supplement.

          “Series Investor Interest” with respect to any Series, with respect to any Distribution Date with respect to such Series, shall have the meaning set forth in the applicable Series Supplement.

          “Series Minimum Principal Receivables Balance” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Series Percentage” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Series Principal Collections” with respect to any Series for any specified period of time shall have the meaning set forth in the applicable Series Supplement.

          “Series Principal Funding Account” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Series Repurchase Event” shall have the meaning specified in Section 2.06(a).

          “Series Supplement” shall mean a supplement to this Agreement complying with the terms of Section 6.06.

          “Series Termination Date” with respect to any Series shall mean the date specified as such in the applicable Series Supplement.

          “Series Termination Proceeds” shall have the meaning set forth in Section 12.02(c).

          “Servicer” shall mean initially (i) with respect to Discover Card Accounts, Discover Bank and (ii) with respect to any other Accounts, the Person who is designated as the Servicer with respect to such Accounts in the Assignment of Additional Accounts relating to such Accounts; and thereafter any Person appointed as a Successor Servicer to any such Servicer, as provided in Section 10.03. The term “Servicer” when used in this Agreement or any Series Supplement to refer to actions to be taken with respect to any Accounts, shall refer to one or more Servicers, as applicable, and to any particular Servicer only with respect to Accounts serviced by such Servicer.

          “Servicer Termination Event” shall have the meaning specified in Section 10.02.

          “Servicing Officer” shall mean any employee of the Master Servicer or of any Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer and each Servicer, as such lists may from time to time be amended.

          “Special Payment Date” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

          “Standard & Poor’s” shall mean Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc., and any successor thereto.

          “Successor Master Servicer” shall have the meaning specified in Section 10.03.

          “Successor Servicer” shall have the meaning specified in Section 10.03.

          “Termination Notice” shall have the meaning specified in Sections 10.01 and 10.02.

          “Transfer Agent” shall have the meaning specified in Section 6.04(a) and initially shall be the Trustee and any co-transfer agent chosen by the Transfer Agent and acceptable to the Trustee and the Sellers, including, if and so long as any Class of any Series is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent in Luxembourg. Any reference in this Agreement or a Series Supplement to the Transfer Agent shall include any co-transfer agent unless the context requires otherwise.

          “Trust” shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables existing as of the Cut-Off Date or thereafter created and all monies due or to become due with respect thereto, Interchange arising on or after November 1, 2004, all proceeds (as defined in Section 9-102(64) of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the Applicable State with respect to each such Receivable or such Interchange) of the Receivables and Interchange, such funds as from time to time are deposited in the Investor Accounts and the benefits of any Credit Enhancement with respect to any Series then outstanding.

          “Trust’s Annual Report Date” shall have the meaning specified in Section 3.07(a).

          “Trustee” shall mean the institution executing this Agreement as Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

          “Trust Distribution Date” shall mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if such tenth day is not a Business Day, the next succeeding Business Day.

          “Trust Portfolio Repurchase Event” shall have the meaning specified in Section 2.05(a).

          “UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          SECTION 1.02 Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

ARTICLE II.

CONVEYANCE OF RECEIVABLES; ISSUANCE OF INVESTOR CERTIFICATES

          SECTION 2.01 Conveyance of Receivables.

          (a) Effective on the Initial Closing Date, Discover Bank hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, all right, title and interest of Discover Bank in and to the Receivables existing as of the Cut-Off Date and thereafter created (which become the property of the Trust on a daily basis as they arise), all monies due or to become due with respect thereto, and all proceeds (as defined in Section 9-102(a)(64) of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the State of Delaware) of such Receivables. Additionally, effective as of November 1, 2004, Discover Bank hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, all right title and interest of Discover Bank in and to the Interchange for each Distribution Date and all proceeds (as defined in Section 9-102(a)(64) of the UCC as in effect in the State of Delaware or a comparable or successor provision thereto, however numbered) of such Interchange. Discover Bank intends such sale, transfer, assignment and conveyance to be an absolute transfer of such property. However, because, and only because, of the possibility that such sale, transfer, assignment or conveyance may be deemed to be a pledge of such property, Discover Bank does hereby grant to the Trust, for the benefit of the Certificateholders, a security interest in such property.

          (b) In connection with such sale, Discover Bank further agrees, at its own expense, on or prior to the Initial Closing Date to (i) indicate in its computer files that Receivables created in connection with the Accounts have been sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders by identifying the Accounts in its computer files with a “41” or “42” in field captioned “SECURED_POOL_NBR” and (ii) deliver Schedule 1 to the Trustee.

          SECTION 2.02 Authentication of Certificates. The Trustee shall, as of the Initial Closing Date, cause a Seller Certificate evidencing the entire ownership of the Trust to be duly authenticated and delivered to or upon the order of Discover Bank pursuant to Section 6.03; provided, however, that such Seller Certificate need not evidence the entire ownership of the Trust if one or more Series is issued as of the Initial Closing Date.

          SECTION 2.03 Acceptance by the Trustee.

          (a) The Trustee hereby undertakes to perform its obligations as set forth herein. Subject to Section 4.03(b), the Trustee on behalf of the Trust, with the consent of Discover Bank on behalf of the Holder of the Seller Certificate, hereby agrees to allow (without further action by the Trustee) each Servicer to use all Collections in respect of Receivables serviced by such Servicer until the funds are transferred to, or at the direction of, the Master Servicer for disbursement in accordance with the terms of Article IV hereof. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by Discover Bank in and to the Receivables existing as of the Cut-Off Date and thereafter created and Interchange conveyed by Discover Bank pursuant to Section 2.01 hereof, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that on or prior to the Initial Closing Date, Discover Bank delivered to the Trustee Schedule 1 hereto pursuant to Section 2.01 hereof.

          (b) The obligation of the Trustee to accept the Receivables shall be subject to the condition that each Seller record and file, at its own expense, one or more financing statements, with respect to the Receivables then existing and thereafter created, for the sale of “accounts” (as defined in Section 9-102(a)(2) of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the Applicable State with respect to such Seller) and meeting the requirements of law of such Applicable State, in such manner as is necessary to perfect the sale and assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Trustee on or prior to the Initial Closing Date.

          (c) The Trustee hereby agrees not to disclose to any Person any information contained in Schedule 1 or delivered to the Trustee by any Seller pursuant to Sections 2.01 or 2.10, except (i) as is required in connection with the performance of its duties hereunder; (ii) as is required in connection with enforcing the rights of the Certificateholders or to a Successor Master Servicer appointed pursuant to Section 10.03 or (iii) as is required to comply with Requirements of Law or any court order applicable to the Trustee. The Trustee shall, through the Sellers as provided in Section 2.09(a), make all necessary disclosures in order to comply with the UCC as in effect in any Applicable State. The Trustee agrees to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Sellers to inspect the Trustee’s security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Sellers with written notice five days prior to any disclosure pursuant to this Section 2.03(c), unless such disclosure is required sooner by law or by any court order applicable to the Trustee.

          (d) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Certificateholders or the Trust other than as contemplated in this Agreement.

          SECTION 2.04 Representations and Warranties of Discover Bank. Discover Bank hereby represents and warrants to the Trust, in the case of subsections (a), (b), (f) and (g) below, as of the date of this Agreement [Note to draft: the amendment will essentially cause these reps to be brought down, but this is done for every Series Supplement already] and the Initial Closing Date, and, in the case of subsections (c), (d) and (e) below, as of the dates specified therein, that:

          (a) Organization, etc. Discover Bank has been duly incorporated and is validly existing as a Delaware banking corporation, and has full corporate power and authority to execute and deliver this Agreement and each Assignment of Receivables to be delivered by it and to perform the terms and provisions hereof and thereof.

          (b) Due Authorization. The execution, delivery and performance of this Agreement by Discover Bank have been, and each Assignment of Receivables to be delivered by it at the time of delivery will have been, duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of Discover Bank, and do not and will not conflict with or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it, or to the best of Discover Bank’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement and any Assignment of Receivables delivered by Discover Bank on such Initial Closing Date are the valid, binding and enforceable obligations of Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

          (c) Accuracy of Information. All information heretofore furnished by Discover Bank in writing to the Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Discover Bank in writing to the Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

          (d) Transfer of Receivables. As of the Initial Closing Date, each Receivable conveyed by Discover Bank to the Trust then existing on such date is an Eligible Receivable, except that Discover Bank makes no representation or warranty with respect to the existence of any statutory or other non-consensual Liens with respect to the Receivables. In the case of Additional Accounts, as of any applicable Addition Date, each Receivable conveyed by Discover Bank to the Trust then existing under such Additional Accounts is an Eligible Receivable, except that Discover Bank makes no representation or warranty with respect to the existence of any statutory or other non-consensual Liens with respect to the Receivables.

          (e) Creation of Receivables. As of the date of the creation of any Receivable transferred to the Trust by Discover Bank subsequent to the Cut-Off Date, such Receivable is an Eligible Receivable, except that Discover Bank makes no representation or warranty with respect to the existence of any statutory or other non-consensual Liens with respect to the Receivables.

          (f) Selection of Accounts. The Accounts were not selected on any basis indicative of creditworthiness, except that charged-off accounts were not included.

          (g) Adverse Proceedings. To the best knowledge of Discover Bank, there are no proceedings or investigations pending against Discover Bank before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Discover Bank (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling which in Discover Bank’s judgment would materially and adversely affect the performance by Discover Bank of its obligations under this Agreement or the validity or enforceability of this Agreement.

          (h) Interchange. Neither Discover Bank nor Discover Financial Services, Inc. has or will have any right to reclaim Interchange from the Trust after it has been transferred to the Trust by Discover Bank on the applicable Distribution Date.

          The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment to the Trust of the Receivables transferred to the Trust by Discover Bank.

          SECTION 2.05 Trust Portfolio Repurchase Obligations of the Sellers.

          (a) Trust Portfolio Repurchase Events. If as of the Initial Closing Date or, with respect to any Additional Accounts, as of any date on which there is an assignment of such Additional Accounts:

     (i) this Agreement or the appropriate Assignment, as the case may be, does not constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equity principles; or

     (ii) this Agreement or the appropriate Assignment, as the case may be, constitutes a sale of the Receivables existing as of the Cut-Off Date (or the Additional Account Cut-Off Date, as applicable) and thereafter created, and of all proceeds (as defined in the UCC as in effect in the Applicable State with respect to such Receivables) of such Receivables, but does not constitute a valid transfer and assignment to the Trust of all right, title and interest of each Seller in and to such property, or such property will not be owned by the Trust free and clear of any Lien of any Person claiming through or under any Seller; or

     (iii) this Agreement or the appropriate Assignment, as the case may be, does not constitute a sale of such property, and it further does not constitute a grant of a security interest (as defined in the UCC as in effect in the Applicable State with respect to any Receivable) in such property to the Trust which is enforceable with respect to existing Receivables and the proceeds thereof upon execution and delivery of the Agreement or Assignment, and which will be enforceable with respect to such Receivables hereafter or thereafter created and the proceeds thereof upon such creation; or

     (iv) this Agreement or the appropriate Assignment, as the case may be, constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in Section 2.03(b) or the appropriate Assignment, as the case may be, and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, and the Trust does not then have a first priority perfected security interest in such property except for statutory or other non-consensual liens; or

     (v) any Seller or a Person claiming through or under any Seller has any claim to or interest in any of the Investor Accounts, other than (A) the interest of the Certificateholders and (B) if the Agreement or appropriate Assignment, as the case may be, constitutes the grant of a security interest in such property, the interest of any Seller in such property as a debtor for purposes of the UCC as in effect in the Applicable State with respect to any Receivable; or

     (vi) any of the representations and warranties set forth in Section 2.04(a), (b) or (c) (or, in the case of any Additional Sellers, the corresponding representations and warranties of any such Additional Seller contained in the applicable Assignment) are not true and correct and such breach is not cured within 60 days of the earlier of (A) actual knowledge of such breach by the relevant Seller or (B) receipt by such Seller and the Master Servicer of written notice of such breach by either the Trustee or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (and to the Trustee if given by the Investor Certificateholders)

then a Trust Portfolio Repurchase Event shall have occurred. The Trustee shall have no duty to conduct any affirmative investigation for purposes of this Section 2.05(a).

          (b) Repurchase of Trust Portfolio. If at any time a Trust Portfolio Repurchase Event shall have occurred and be continuing, either the Trustee or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount, by notice then given in writing to the Sellers and the Master Servicer (and to the Trustee if given by the Investor Certificateholders), may direct Discover Bank on behalf of the Holder of the Seller Certificate to purchase an amount of Principal Receivables (as specified below) within 60 days of such notice, or within such longer period as may be specified in such notice, and Discover Bank on behalf of the Holder of the Seller Certificate shall be obligated to purchase such Receivables with respect to each Series then outstanding on or before the Distribution Date with respect to each such Series occurring within such period subject to the provisions of Section 2.08, on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, at any time during such period, such Trust Portfolio Repurchase Event shall not adversely affect in any material respect the interests of the Investor Certificateholders as a whole. In such case, (i) Discover Bank on behalf of the Holder of the Seller Certificate shall deposit into each Series Distribution Account for each Series then outstanding on or before the Distribution Date with respect to such Series an amount equal to the purchase price for such Series, as set forth in the next sentence, and (ii) the Trustee shall, except in the case of a Trust Portfolio Repurchase Event caused by an Assignment of Additional Accounts, pay the amount on deposit in each Series Principal Funding Account with respect to Series Principal Collections to the Series Distribution Account with respect to each such Series on such Distribution Date, and the total amount deposited into the Series Distribution Account pursuant to clauses (i) and (ii) shall be distributed to the Investor Certificateholders pursuant to Section 12.02.

          The purchase price with respect to each Series will be equal to (i) the Series Investor Interest on the Distribution Date with respect to such Series immediately preceding the date such deposit is made (after giving effect to any distributions made on such Distribution Date) plus (ii) all accrued but unpaid Certificate Interest on the outstanding amount of Investor Certificates of such Series to be so purchased through the date set for such purchase; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables of such Additional Accounts shall be repurchased at a price with respect to each Series equal to the product of (i) the Series Percentage with respect to Principal Receivables for the next following Distribution Date with respect to such Series and (ii) the amount of Receivables attributable to the Additional Accounts, and such purchase price shall be applied as Collections in respect of such Receivables in accordance with each applicable Series

Supplement and deposited in the Group Collections Account relating to each Series. Payment of the purchase price and the amounts on deposit in the Collections Account with respect to the preceding Due Period shall be considered a prepayment in full of such Receivables. On each Distribution Date on which such amount is scheduled to be deposited, the Receivables to be so purchased and all the monies due or to become due with respect thereto and all proceeds of such Receivables (including, if applicable, all amounts on deposit in the Series Interest Funding Account for each Series) shall be released to Discover Bank on behalf of the Holder of the Seller Certificate, and the Trustee shall execute and deliver such instruments of transfer or assignment including, without limitation, any document necessary to release the Trust’s security interest in such Receivables and to release any filing evidencing or perfecting such security interest, in each case without recourse, representation or warranty (except for the warranty that since the date of transfer by any Seller under this Agreement the Trustee has not sold, transferred or encumbered any such Receivables or interest therein), as shall be reasonably requested by Discover Bank on behalf of the Holder of the Seller Certificate to vest in Discover Bank on behalf of the Holder of the Seller Certificate, or its designee or assignee, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds of such Receivables.

          SECTION 2.06 Series Repurchase Obligations of the Sellers.

          (a) Series Repurchase Event. If, as of the Series Closing Date with respect to any Series, the Series Supplement for such Series does not constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equity principles, then a Series Repurchase Event shall have occurred. The Trustee shall have no duty to conduct any affirmative investigation for purposes of this Section 2.06(a).

          (b) Repurchase of Series. If at any time a Series Repurchase Event shall have occurred and be continuing, either the Trustee or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Series Invested Amount with respect to such Series, by notice then given in writing to the Sellers and the Master Servicer (and to the Trustee if given by the Investor Certificateholders of such Series), may direct Discover Bank on behalf of the Holder of the Seller Certificate to purchase the Investor Certificates of such Series within 60 days of such notice, or within such longer period as may be specified in such notice, and Discover Bank on behalf of the Holder of the Seller Certificate shall be obligated to purchase such Investor Certificates on a Distribution Date with respect to such Series occurring within such period, subject to the provisions of Section 2.08, on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, at any time during such period, such Series Repurchase Event shall not adversely affect in any material respect the interests of the Investor Certificateholders of such Series as a whole. In such case, on such Distribution Date, (i) Discover Bank on behalf of the Holder of the Seller Certificate shall deposit into the Series Distribution Account an amount equal to the sum of (x) the Series Investor Interest on the Distribution Date with respect to such Series immediately preceding the date such deposit is made (after giving effect to any distributions made on such Distribution Date) and (y) all accrued but unpaid Certificate Interest on the outstanding amount of Investor Certificates to be so purchased through the date set for such purchase, and (ii) the

Trustee shall pay the amount on deposit in the Series Principal Funding Account with respect to such Series to the Series Distribution Account with respect to such Series, and the total amount deposited into the Series Distribution Account pursuant to clauses (i) and (ii) shall be distributed to the Investor Certificateholders of such Series pursuant to Section 12.02.

          SECTION 2.07 Repurchase Obligations of the Sellers Relating to Receivables.

          (a) Receivable Repurchase Events. In the event that each Receivable that is transferred to the Trust is not, as of the time of such transfer, an Eligible Receivable and such event has a material adverse effect on the Certificateholders’ interest in the Receivables as a whole and is not cured within 60 days of the earlier of (i) actual knowledge of such event by the relevant Seller or (ii) receipt by such Seller of written notice of any such event given by the Trustee, then a Receivable Repurchase Event shall have occurred. Upon receipt of actual knowledge of any such event, such Seller shall deliver a written notice to such effect to the Rating Agencies and the Trustee. The determination of materiality pursuant to this Section 2.07(a) shall be made by an officer of the Master Servicer in his sole reasonable judgment. Notwithstanding the foregoing, if (a) the amount of Principal Receivables in the Trust at the end of the Due Period in which the relevant Seller obtained (i) actual knowledge of the transfer of a Receivable that is not an Eligible Receivable, or (ii) written notice of such a transfer from the Trustee, would be less than the Minimum Principal Receivables Balance if such Receivables were excluded from the amount of Principal Receivables used in such determination, and (b) the relevant Seller’s short term debt rating from Standard & Poor’s is less than A-1, then a Receivables Repurchase Event shall automatically occur with respect to each such Receivable that was not an Eligible Receivable upon transfer and the Receivables in each Account to which such event relates shall be removed from the Trust in accordance with Section 2.07(b). The Trustee shall have no duty to conduct any affirmative investigation as to the eligibility of any Receivable for purposes of this Section 2.07(a).

          (b) Purchase of Ineligible Receivables. If at any time a Receivable Repurchase Event shall have occurred and be continuing, Discover Bank on behalf of the Holder of the Seller Certificate shall purchase all the Receivables in each Account in which there is any Receivable as to which such event relates (an “Ineligible Receivable”), subject to the provisions of Section 2.08, on the terms and conditions set forth below. Discover Bank on behalf of the Holder of the Seller Certificate shall purchase all the Receivables in each Account with an Ineligible Receivable on the Trust Distribution Date related to the then current Due Period by directing the Master Servicer to deduct the amount of such Receivables which are Principal Receivables from the aggregate amount of Principal Receivables in the Trust. On and after the date of such repurchase, Receivables so purchased shall not be included in the calculation of any Series Percentage, the Seller Percentage or the Seller Interest. In the event that such an exclusion of Receivables from the calculation of the Seller Interest would cause such Seller Interest to be a negative number on the date of purchase of such Receivables, Discover Bank on behalf of the Holder of the Seller Certificate shall make a deposit in the Collections Account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Such deposit shall be considered a payment in full of such Receivables and shall be applied as Collections in respect of such Receivables in accordance with Section 4.03. Upon each such purchase of Receivables by Discover Bank on behalf of the Holder of the Seller Certificate, the Trust shall automatically and without further action be deemed to sell, transfer, assign and otherwise convey to Discover Bank on behalf of the Holder of the Seller Certificate without recourse, representation or warranty (except for the warranty that since the date of transfer by any Seller under this Agreement the Trustee has not sold, transferred or encumbered any such Receivable or interest therein), all the right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto, all proceeds thereof and all Receivables thereafter created in such Account. The Trustee shall execute such documents and instruments of transfer or assignment including, without limitation, any document necessary to release the Trust’s security interest in such Receivables and to release any filings evidencing or perfecting such security interest and take such other actions as shall reasonably be requested by Discover Bank on behalf of the Holder of the Seller Certificate to effect the conveyance of such Receivables pursuant to this section. The obligation of Discover Bank on behalf of the Holder of the Seller Certificate to purchase any Ineligible Receivables, and to make the deposits, if any, required to be made to the Collections Account as provided in this Section 2.07(b), shall constitute the sole remedy respecting the event giving rise to such obligation available to the Certificateholders (or the Trustee on behalf of the Certificateholders).

          SECTION 2.08 Intention of Parties. In the event that the covenants and obligations of Discover Bank under Sections 2.05, 2.06 and 2.07, or the obligation of Discover Bank on behalf of the Holder of the Seller Certificate to deposit certain late payment charges and cash advance fees with respect to the Accounts into the Collections Account or to pay servicing fees to the Master Servicer pursuant to Section 3.03 or the applicable provisions of any Series Supplements (collectively, the “Obligations”) are at any time the subject of concurrent Obligations of one or more other parties to the Seller Certificate Ownership Agreement, it is the intention of the parties to this Agreement that such obligations of Discover Bank shall be conditioned on Discover Bank’s ability to enforce such concurrent Obligations against such other parties.

          SECTION 2.09 Covenants of the Sellers. The Sellers hereby covenant that:

          (a) Security Interests. Except for the conveyances hereunder, no Seller will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or any Interchange transferred to the Trust by such Seller, whether existing as of the Cut-Off Date or thereafter created, or any interest therein, and each Seller shall defend the right, title, and interest of the Trust in, to and under such Receivables and such Interchange, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller. Each Seller shall, if so requested by the Trustee, as agent for the Sellers, provide information to third parties (which information may be provided by the Sellers directly or through the Trustee) concerning the Accounts, the Receivables and the Interchange sufficient to comply with the UCC as in effect in the Applicable State.

          (b) Credit Agreements. Each Seller shall cause the respective Servicer, as its agent, to service and administer the Accounts, the Receivables under which have been transferred to the Trust by such Seller, and which are serviced by such Servicer, in a particular state or similar jurisdiction in accordance with policies identical to those used in servicing and administering other of such Seller’s credit card accounts in such jurisdiction. The terms and provisions of a Credit Agreement may be changed in any respect (including, without limitation, the calculation of the amount, or the timing, of charge-offs) only if such change is made applicable to such Seller’s entire portfolio of accounts of that general type, obligors of which are resident in a particular affected state or similar jurisdiction, and not only to such Accounts.

          (c) Account Allocations. In the event that any Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of any governmental agency having regulatory authority over any Seller or any court of competent jurisdiction ordering that any Seller not convey any additional Principal Receivables to the Trust) then, in any such event, such Seller agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Receivables that would have been Principal Receivables but for the inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date with respect to Principal Receivables transferred to the Trust by such Seller); and such Seller agrees to have such amounts applied as Collections in accordance with Section 4.03. If such Seller is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, such Seller agrees that it shall, in any such event, allocate after such date payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Section 4.03. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust by any Seller shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Section 4.03.

          (d) Receivables and Interchange Not to be Evidenced by Promissory Notes. No Seller will take any action to cause any Receivable or any Interchange to be evidenced by any instrument (as defined in the UCC as in effect in the Applicable State with respect to such Seller) except in connection with its enforcement or collection of an Account.

          (e) Notice to Trustee. Promptly upon receipt of notice by any officer of any Seller that any liens (other than those contemplated by this Agreement or any Assignment) have been placed on the Receivables, such Seller shall notify the Trustee in writing of such liens.

          SECTION 2.10 Addition of Accounts.

          (a) Required Additions. (i) In the event that the amount of Principal Receivables in the Trust at the end of any Due Period is less than the Minimum Principal Receivables Balance, Discover Bank on behalf of the Holder of the Seller Certificate shall designate, effective no later than the commencement of the following Due Period, additional credit accounts (“Additional Accounts”) to be included as Accounts, which may be credit accounts originated by Discover Bank or affiliates of Discover Bank, whether or not such accounts are Discover Card accounts, and shall transfer to the Trust (A) all receivables existing in such Additional Accounts on the date of designation, to be included as Receivables and (B) all receivables created in such Additional Accounts on and after the effective date of designation, and the corresponding portion of Interchange arising on and after the effective date of such designation, in each case subject to the conditions set forth in Section 2.10(b) or (c), as applicable, in a sufficient amount such that, after giving effect to such additions, the amount of

Principal Receivables in the Trust is at least equal to the Minimum Principal Receivables Balance.

          (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to paragraph (i) above, Discover Bank on behalf of the Holder of the Seller Certificate may, subject to the applicable conditions set forth in Section 2.10(d), convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts and collections thereon (“Participation Interests”). The addition of Participation Interests to the Trust pursuant to this Section 2.10 shall be effected by an amendment to this Agreement, dated the applicable Addition Date, pursuant to Section 13.01(a).

          (b) Conditions to the Designation of Discover Card Accounts Originated by Discover Bank as Additional Accounts. Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to designate Discover Card accounts originated by Discover Bank as “Additional Accounts” if the following conditions are satisfied on or prior to the Addition Date (except with respect to Section 2.10(b)(i), which shall be satisfied on or prior to the fifth Business Day following the Addition Date):

     (i) the Seller or Sellers with respect to such Additional Accounts shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) in substantially the form of Exhibit A and a computer file, hard copy or microfiche list containing a true and complete list of all such Additional Accounts identified by account number, which computer file, hard copy or microfiche list shall be deemed to be an amendment to Schedule 1 hereto as of the date of such Assignment;

     (ii) the Servicer with respect to such Additional Accounts shall have delivered a certificate of a Servicing Officer confirming that the Additional Accounts were not selected on the basis of any selection criteria believed by such Servicer to be materially adverse to the interests of the Holders of any Class of any Series then outstanding or any Credit Enhancement Provider;

     (iii) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered to the Trustee an Opinion or Opinions of Counsel concerning the perfection of the Trust’s security interest in the Receivables in such Additional Accounts, and concerning insolvency and related matters with respect to such Receivables, that will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered by either Rating Agency; and

     (iv) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered notice of such proposed assignment of Additional Accounts to the Rating Agencies, and Standard & Poor’s (and, in the event that the proposed assignment of Additional Accounts is not required pursuant to Section 2.10(a), Moody’s) shall have advised Discover Bank on behalf of the Holder of the Seller Certificate that such assignment of Additional Accounts would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn.

          (c) Conditions to Designation of Additional Accounts, other than Discover Card Accounts Originated by Discover Bank. In addition to designations of Additional Accounts as described in Section 2.10(b), subject to the conditions set forth below, Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to designate as Additional Accounts (x) credit accounts originated by Discover Bank which are not Discover Card accounts and/or (y) credit accounts originated by an affiliate of Discover Bank (an “Additional Seller”), which may or may not be Discover Card accounts. Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to designate such accounts as Additional Accounts if the following conditions are satisfied on or prior to the Addition Date (except with respect to Section 2.10(c)(i), which shall be satisfied on or prior to the fifth Business Day following the Addition Date):

     (i) the Seller or Sellers with respect to such Additional Accounts shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) in substantially the form of Exhibit A and a computer file, hard copy or microfiche list containing a true and complete list of all such Additional Accounts, identified by originator and account number, which computer file, hard copy or microfiche list shall be deemed to be an amendment to Schedule 1 hereto as of the date of such Assignment;

     (ii) the Servicer with respect to such Additional Accounts shall have delivered a certificate of a Servicing Officer confirming that such Additional Accounts were not selected on the basis of any selection criteria believed by such Servicer to be materially adverse to the interests of the Holders of any Class of any Series then outstanding or any Credit Enhancement Provider;

     (iii) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered to the Trustee an Opinion or Opinions of Counsel concerning the perfection of the Trust’s security interest in the Receivables in such Additional Accounts, and concerning insolvency and related matters with respect to such Receivables, that will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered by either Rating Agency; and

     (iv) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered notice of such proposed assignment of Additional Accounts to the Rating Agencies and the Rating Agencies shall have advised Discover Bank on behalf of the Holder of the Seller Certificate that such assignment of Additional Accounts would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn.

          (d) Conditions to Designation of Participation Interests. In addition to designations of Additional Accounts as described in Sections 2.10(b) and 2.10(c), subject to the conditions set forth below, Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to convey to the Trust Participation Interests. Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to convey such Participation Interests to the Trust if, on or prior to the Addition Date, the following conditions are satisfied:

     (i) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered a certificate stating that Discover Bank on behalf of the Holder of the Seller Certificate reasonably believes that the addition of the Participation Interests will not be materially adverse to the interests of the Holders of any Class of any Series then outstanding or any Credit Enhancement Provider;

     (ii) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered to the Trustee an Opinion or Opinions of Counsel concerning the perfection of the Trust’s security interest in the Participation Interests and concerning insolvency and related matters with respect to such Participation Interests, that will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered by either Rating Agency; and

     (iii) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered notice of such proposed conveyance of Participation Interests to the Rating Agencies and the Rating Agencies shall have advised Discover Bank on behalf of the Holder of the Seller Certificate that such conveyance of Participation Interests would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn.

          (e) Calculation of Finance Charge Receivables. The Servicer with respect to any Additional Accounts shall prepare a reasonable estimate of the amount of Finance Charge Receivables billed in such Additional Accounts in the Due Period in which such Receivables are first included in the Trust, which estimate shall be deemed to be the amount of Finance Charge Receivables billed in such Additional Accounts in such Due Period, absent manifest error. Such Servicer shall provide to the Trustee, upon request, a certificate of a Servicing Officer setting forth in reasonable detail its calculation of such estimate.

          SECTION 2.11 Removal of Accounts.

          (a) Optional Removals. From time to time, Discover Bank on behalf of the Holder of the Seller Certificate may, but shall not be obligated to, (i) designate Accounts for deletion and removal from the Trust (“Removed Accounts”) and (ii) cause the Trust to transfer to the Holder of the Seller Certificate (A) all receivables existing in such Removed Accounts on the date of designation and (B) all receivables created in such Removed Accounts on and after the effective date of designation, and the corresponding portion of Interchange arising on and after the effective date of such designation (the “Removed Interchange”). Such deletion and removal shall be effective as of the day specified in the notice referred to in the following sentence, which (i) may be any day with respect to removals of Accounts (but shall be effective as of the last day of any Due Period with respect to the Removed Interchange) covered by Section 2.11(b)(vi)(A), and (ii) shall be the last day of any Due Period with respect to removals of Accounts (and the Removed Interchange) covered by Section 2.11(b)(vi)(B) or (C) (any such effective date, the “Removal Date”), subject to the notice requirement and other conditions set forth below. On or before the fifth Business Day prior to the Removal Date (the “Removal Notice Date”), Discover Bank on behalf of the Holder of the Seller Certificate shall give the Trustee, the Master Servicer and any Credit Enhancement Provider written notice that the receivables from such Removed Accounts and the Removed Interchange are to be reassigned by the Trustee to Discover Bank on behalf of the Holder of the Seller Certificate effective as of the Removal Date.

          (b) Conditions to the Designation of Removed Accounts. Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to designate and require reassignment to the Holder of the Seller Certificate of the Receivables from Removed Accounts and the Removed Interchange only upon satisfaction of the following conditions:

     (i) As of the Removal Date, the aggregate amount of Principal Receivables in the Trust, less the aggregate amount of Principal Receivables in such Removed Accounts, shall not be less than the Minimum Principal Receivables Balance;

     (ii) The removal of the Removed Accounts on any Removal Date shall not, in the reasonable belief of Discover Bank cause either (A) an Amortization Event to occur or (B) the Deficit Accumulation Amount or Deficit Liquidation Amount, as applicable, with respect to any Series then outstanding on any Distribution Date to be greater than zero;

     (iii) On or prior to the fifth Business Day following the Removal Date, the Seller or Sellers with respect to such Removed Accounts and Removed Interchange shall have delivered to the Trustee (A) for execution a written assignment substantially in the form of Exhibit C hereto, which shall include a warranty of the Trustee that since the date of transfer by such Seller or Sellers under this Agreement the Trustee has not sold, transferred or encumbered any such Receivable, the Removed Interchange or interest in either and (B) a computer file, microfiche list or hard copy containing a true and complete list of all such Removed Accounts identified by originator and account number and containing the amount of Principal Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend Schedule 1 hereto by deleting therefrom information with respect to any Removed Account and be made a part of this Agreement;

     (iv) Discover Bank on behalf of the Holder of the Seller Certificate shall represent and warrant that no selection procedures believed by Discover Bank to be materially adverse to the interests of the Holders of any Class of any Series then outstanding, or any Credit Enhancement Provider, were utilized in selecting the Removed Accounts;

     (v) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered notice of such proposed reassignment to the Rating Agencies and the Rating Agencies shall have advised Discover Bank that such reassignment would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn;

     (vi) The Removed Accounts shall meet one of the following criteria:

     (A) Each of such Accounts is a Charged-Off Account; provided that Discover Bank shall transfer to the Trust all proceeds received with respect to any Removed Account that is a Charged-Off Account, such amounts to constitute Recovered Amounts under the terms of this Agreement;

     (B) Such Accounts were randomly selected from the Accounts; provided that such random selection process need not include selection of Charged-Off Accounts; or

     (C) Such Accounts were originated or maintained in connection with an affinity or private-label arrangement, and such affinity or private-label arrangement has been cancelled by a third party or has expired; provided, however, that Accounts originated or maintained pursuant to an affinity or private-label arrangement shall only be removed pursuant to this Section 2.11(b)(vi)(C) if, prior to the cancellation or expiration of such arrangement, the Master Servicer designated such arrangement in writing to the Trustee as an arrangement with respect to which these provisions apply; and

     (vii) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered to the Trustee an Officer’s Certificate confirming the items set forth in (i), (ii), (iv), (v) and (vi) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver the reassignment to Discover Bank on behalf of the Holder of the Seller Certificate, and the Receivables from the Removed Accounts and the Removed Interchange shall no longer constitute a part of the Trust.

          (c) Calculation of Finance Charge Receivables. The Servicer with respect to any Removed Accounts shall prepare a reasonable estimate of the amount of Finance Charge Receivables billed in such Removed Accounts in the Due Period in which such Receivables are removed from the Trust, which estimate shall be deemed to be the amount of Finance Charge Receivables billed in such Removed Accounts in such Due Period, absent manifest error. Such Servicer shall provide the Trustee, upon request, a certificate of a Servicing Officer setting forth in reasonable detail its calculation of such estimate.

ARTICLE III.

ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 3.01 Acceptance of Appointment and Other Matters Relating to the Master Servicer.

          (a) In connection with and in consideration for the conveyance of the Receivables to the Trust by the Sellers, and the issuance of the Seller Certificate to the Sellers, Discover Bank on behalf of the Holder of the Seller Certificate and the Trustee agree to cause Discover Bank to act as Master Servicer under this Agreement and Discover Bank agrees to act as Master Servicer under this Agreement.

          (b) Subject to Section 10.01, the Master Servicer is hereby authorized and empowered (i) unless such power and authority is revoked by the Trustee, to instruct the Trustee to make withdrawals and payments from the Investor Accounts in accordance with the instructions set forth in this Agreement and in the Series Supplements, (ii) to make drawings on any Credit Enhancement as set forth in the Series Supplements, (iii) to make any filings or registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any securities authority of any jurisdiction on behalf of the Trust as may be necessary or advisable to comply with the securities or reporting requirements laws of the United States or any state or other jurisdiction and (iv) to take any other action and exercise any other power permitted to be taken or exercised by the Master Servicer pursuant to the terms of this Agreement or any Series Supplement. The Trustee agrees that it shall promptly follow the written instructions of the Master Servicer to withdraw funds from the Investor Accounts and make drawings under any Credit Enhancement as required by this Agreement or any applicable Series Supplement. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate under the laws of any jurisdiction with authority over the Receivables to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

          (c) In the event that any Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.01 or any governmental agency having regulatory authority over any Seller or any court of competent jurisdiction ordering that any Seller not convey any additional Principal Receivables to the Trust) then, in any such event, the Master Servicer agrees to allocate, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts that would have constituted Collections with respect to Receivables that would have been Principal Receivables but for such Seller’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of the Principal Receivables in the Trust as of such date that were transferred to the Trust by such Seller) in accordance with Section 2.09(c) and to apply such amounts as Collections in accordance with Section 4.03; provided, however, that if the Master Servicer is unable pursuant to any Requirement of Law or otherwise to allocate payments on the Accounts as described above, the Master Servicer agrees that it shall, in any such event, after such date allocate payments on the Accounts with respect to the principal balance of such Accounts first to the oldest principal balance of such Accounts.

          (d) The Master Servicer agrees that upon a request by the Sellers or the Trustee it will use its best efforts to obtain and maintain the listing of the Investor Certificates of any Class of any Series on any specified securities exchange. If any such request is made, the Master Servicer shall give notice to the Sellers and the Trustee of the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of notice by the Master Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Master Servicer, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

          SECTION 3.02 Acceptance of Appointment and Other Matters Relating to Servicers.

          (a) In connection with and in consideration for the conveyance of the Receivables to the Trust by the Sellers, and the issuance of the Seller Certificate to the Sellers, Discover Bank on behalf of the Holder of the Seller Certificate and the Trustee agree to cause (i) Discover Bank to act as Servicer with respect to Discover Card Accounts under this Agreement and Discover Bank agrees to act as such Servicer under this Agreement and (ii) Discover Bank or an affiliate of Discover Bank to act as Servicer with respect to each type of account, other than Discover Card Accounts, which are designated as Additional Accounts pursuant to Section 2.10 and Discover Bank or such affiliate of Discover Bank shall agree to act as such Servicer under this Agreement, pursuant to the Assignment of Additional Accounts with respect to such Accounts.

          (b) Each Servicer is hereby authorized in the name and on behalf of the Trustee and the Holder of the Seller Certificate, and agrees, to service and administer the Receivables with respect to which it is acting as Servicer, and collect payments due under such Receivables in accordance with its customary and usual servicing procedures for servicing credit receivables comparable to the Receivables and in accordance with its Credit Guidelines, and acting alone or through any party designated by it pursuant to Section 8.06, shall do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.02, each Servicer is hereby authorized and empowered (i) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders but in its own name, without reference to the fact that it is acting for the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables with respect to which it is acting as Servicer, (ii) after the delinquency of any such Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence collection proceedings with respect to such Receivables and (iii) subject to Section 3.02(e), to sell the receivables in any Charged-Off Account. The Trustee shall furnish each Servicer with any powers of attorney and other documents necessary or appropriate under the laws of any jurisdiction with authority over the Receivables to enable such Servicer to carry out its servicing and administrative duties hereunder.

          (c) No Servicer shall under any circumstances be obligated to use separate servicing procedures, offices, employees or accounts for servicing Accounts from the procedures, offices, employees and accounts used by such Servicer in connection with servicing its other accounts.

          (d) Until such time as an additional Servicer shall be appointed in conjunction with the addition to the Trust of Additional Accounts that are not Greenwood Discover Card Accounts, Greenwood shall act as Master Servicer and as the sole Servicer hereunder. Upon the appointment of any Servicer in addition to Greenwood (or any Successor Master Servicer, as applicable), Greenwood (or such Successor Master Servicer, as applicable) and any such additional Servicer shall enter into a Master Servicing Agreement, which agreement shall set forth the respective rights and duties of the Master Servicer and each Servicer.

          (e) No Servicer may sell receivables in Charged-Off Accounts pursuant to Section 3.02(b)(iii) after March 31, 2001; provided, however, that to the extent that the Trustee, on behalf of the Trust, entered into agreements with third parties on or before March 31, 2001 that permit the Trust to require, or obligate the Trust to accept, reassignment of receivables in Charged-Off Accounts sold prior to March 31, 2001 pursuant to such agreements, and to substitute receivables in Charged-Off Accounts for such reassigned receivables, then the Trust shall be entitled to act under such agreements and to substitute receivables for such reassigned receivables, such substitute receivables to be identified by the Master Servicer as meeting the requirements of such agreements; provided, further, however, that the Master Servicer shall use its best efforts to identify an amount of substitute receivables that closely approximates the amount of reassigned receivables and that will satisfy the substitution requirements of any such agreement.

          SECTION 3.03 Servicing Compensation.

          (a) Monthly Servicing Fee. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Master Servicer shall be entitled to receive a monthly servicing fee in respect of any Due Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.01 (the “Monthly Servicing Fee”), payable in arrears on each Trust Distribution Date with respect to the Seller Servicing Fee (as defined below) and payable in accordance with the terms of the applicable Series Supplement with respect to the share of the Monthly Servicing Fee allocable to each Series then outstanding. The Monthly Servicing Fee shall in no event be less than an amount equal to the product of (A) 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months and (B) the amount of Principal Receivables in the Trust as of the first day of the Due Period related to such Trust Distribution Date (or in the case of the first Trust Distribution Date, the amount of Principal Receivables in the Trust on the Cut-Off Date). The share of each Monthly Servicing Fee allocable to each Series on each Distribution Date with respect to each such Series shall be set forth in the Series Supplement with respect to each Series, and shall be paid to the Master Servicer in accordance with the terms of the applicable Series Supplement by the Person or Persons specified in the applicable Series Supplement. The share of each Monthly Servicing Fee allocable to the Holder of the Seller Certificate (the “Seller Servicing Fee”) on any Trust Distribution Date shall be equal to the product of (A) the product of (x) 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months and (y) and the amount of Principal Receivables in the Trust as of the first day of the Due Period related to such Trust Distribution Date (or in the case of the first Trust Distribution Date, the amount of Principal Receivables in the Trust on the Cut-Off Date) and (B) a fraction the numerator of which shall be the amount of the Seller Interest and the denominator of which shall be the greater of (x) the amount of Principal Receivables in the Trust and (y) the Aggregate Investor Interest, and shall be paid to the Master Servicer by Discover Bank on behalf of the Holder of the Seller Certificate on or before each Trust Distribution Date. In no event shall the Trustee or the Investor Certificateholders be liable for the Seller Servicing Fee. The Master Servicer’s expenses include the amounts due to the Trustee pursuant to Section 11.05, the reasonable fees and disbursements of independent accountants, the fees of each Servicer other than Discover Bank (which shall be set forth in the Master Servicing Agreement)

and all other expenses incurred by the Master Servicer in connection with its activities hereunder, and including all other fees and expenses of the Trust not expressly stated herein or in any Series Supplement to be for the account of the Certificateholders; provided, that in no event shall the Master Servicer (or any Servicer) be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders. The Master Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

          (b) Use of Collections. Subject to Section 4.03(b), the Trustee on behalf of the Trust, with the consent of Discover Bank on behalf of the Holder of the Seller Certificate, hereby agrees to allow (without further action by the Trustee) each Servicer to use Collections in respect of Receivables collected by such Servicer until such Collections are to be disbursed by the Master Servicer in accordance with the terms of Article IV hereof or the terms of any applicable Series Supplement.

          SECTION 3.04 Representations and Warranties of Discover Bank, as Master Servicer and Servicer. Discover Bank, as Master Servicer and Servicer, hereby represents and warrants to the Trust as of the date of this Agreement and the Initial Closing Date that:

          (a) Organization, etc. Discover Bank has been duly incorporated and is validly existing as a Delaware banking corporation, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

          (b) Due Authorization. The execution, delivery and performance of this Agreement by Discover Bank, as Master Servicer and Servicer, have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of Discover Bank, and do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it or its subsidiaries (whether or not consolidated) taken as a whole, or to Discover Bank’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement is the valid, binding and enforceable obligation of Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

          (c) Accuracy of Information. All information heretofore furnished by Discover Bank, as Master Servicer and Servicer, in writing to the Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Discover Bank in writing to the Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

          SECTION 3.05 Representations and Warranties of Other Servicers. Each Servicer, other than Discover Bank, shall represent and warrant to the Trust as of the date of the Assignment of Additional Accounts with respect to such Servicer that:

          (a) Organization, etc. Such Servicer has been duly incorporated and is validly existing as a banking, industrial loan or other similar corporation, or as a trust company, savings and loan association, savings bank or other similar entity in its state of incorporation or as a national banking association, savings and loan association or savings bank organized and existing under the laws of the United States of America, and has full corporate power and authority to execute and deliver the Assignment of Additional Accounts and this Agreement and to perform the terms and provisions thereof and hereof.

          (b) Due Authorization. The execution, delivery and performance of the Assignment of Additional Accounts and this Agreement by such Servicer have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Servicer, and do not or will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it or its subsidiaries (whether or not consolidated) taken as a whole, or to such Servicer’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and the Assignment of Additional Accounts and this Agreement are the valid, binding and enforceable obligations of such Servicer, except as may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

          (c) Accuracy of Information. All information furnished by such Servicer in writing to the Trustee for purposes of or in connection with the Assignment of Additional Accounts or this Agreement or any transaction contemplated thereby or hereby is, and all such information hereafter furnished by such Servicer in writing to the Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

          SECTION 3.06 Reports and Records for the Trustee.

          (a) Initial Report. On the Initial Closing Date, the Master Servicer shall prepare and deliver to Discover Bank as Seller and the Trustee an Officer’s Certificate substantially in the form of Exhibit E hereto setting forth (i) the aggregate amount of Principal Receivables as of the Cut-Off Date and (ii) the aggregate amount of Finance Charge Receivables billed during the Due Period next preceding the month in which the Cut-Off Date occurs, which amount may be based partially or entirely on the reasonable estimate of the Master Servicer.

          (b) Servicer’s Monthly Certificates. On the seventh Business Day of the month in which each Trust Distribution Date occurs, the Master Servicer shall forward to Discover Bank on behalf of the Holder of the Seller Certificate, the Trustee, the Paying Agent and any other Person specified in the Series Supplement for any then outstanding Series, a certificate substantially in the form specified in the applicable Series Supplement. Each Servicer shall provide the Master Servicer with such information as the Master Servicer may reasonably request to allow the Master Servicer to prepare such certificates.

          SECTION 3.07 Master Servicer’s and Servicers’ Annual Certificates.

          (a) Master Servicer’s Annual Certificate. The Master Servicer will deliver to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate and the Rating Agencies, on or before the date on which the Trust is required to file its Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K with the Securities and Exchange Commission (the “Trust’s Annual Report Date”) of each calendar year, beginning in 2005 (and relating to the preceding fiscal year ending on November 30), an Officer’s Certificate substantially in the form of Exhibit F hereto stating that (a) in the course of the performance by the signer of his duties as an officer of the Master Servicer he would normally obtain knowledge of any Master Servicer Termination Event, and (b) whether or not he has obtained knowledge of any such Master Servicer Termination Event during the preceding fiscal year ended November 30 and, if so, specifying each such Master Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          (b) Servicers’ Annual Certificates. Each Servicer will deliver to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate and the Rating Agencies, on or before the Trust’s Annual Report Date of each calendar year, beginning in 2005 (and relating to the preceding fiscal year ending on November 30) with respect to Discover Bank as Servicer, and, for any other Servicer, beginning in the fiscal year following the fiscal year in which Receivables in Accounts serviced by such Servicer are first added to the Trust, an Officer’s Certificate substantially in the form of Exhibit G hereto stating that (a) in the course of the performance by the signer of his or her duties as an officer of such Servicer he or she would normally obtain knowledge of any Servicer Termination Event, and (b) whether or not he or she has obtained knowledge of any such Servicer Termination Event during the preceding fiscal year ended November 30 and, if so, specifying each such Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of any such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.08 Independent Public Accountants’ Annual Servicing Report.

          (a) On or before the Trust’s Annual Report Date of each calendar year, beginning in 2005 (and relating to the preceding fiscal year ending on November 30), the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Master Servicer and each Servicer under this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust during the preceding fiscal year ended November 30, as applicable, that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with Sections 3.03, 4.03, 4.04, 4.05 and 8.07 of this Agreement and the provisions relating to servicing or the allocation and payment of Collections in any Series Supplements, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. The Securities and Exchange Commission on May 3, 2004 proposed regulations that, if adopted, would modify the reporting requirements for the Trust, including the requirements with respect to the accountant’s report described above. If and when such proposed regulations are adopted, the Master Servicer, in consultation with such accountants and the Master Servicer’s counsel, shall identify whether additional matters must be addressed in such report to satisfy such reporting requirements and shall cause such accountants to address such additional matters in their report.

          (b) On or before the Trust’s Annual Report Date of each calendar year, beginning in 2005 (and relating to the preceding fiscal year ending on November 30), the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies, to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Master Servicer pursuant to the applicable Series Supplements during the preceding fiscal year ended November 30, as applicable, with the computer reports of the Master Servicer and each Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.09 Tax Treatment. It is the intent of the Sellers and the Investor Certificateholders that, for United States federal, state and local income and franchise tax purposes only, the Investor Certificates will be treated as evidence of indebtedness of the Sellers and the Sellers and each Investor Certificateholder, by the acceptance of its Certificate, agree to treat the Investor Certificates for United States federal, state and local income and franchise tax purposes as indebtedness of the Sellers secured by the Receivables and other assets held in the Trust.

          SECTION 3.10 Notices by the Master Servicer and the Servicers. In the event that Discover Bank is no longer acting as Master Servicer or Servicer, or any other Servicer shall cease to act as a Servicer, any Successor Master Servicer or Successor Servicer, as applicable, appointed pursuant to Section 10.03 shall deliver or make available to Discover Bank on behalf of the Holder of the Seller Certificate each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to this Agreement.

ARTICLE IV.

RIGHTS OF INVESTOR CERTIFICATEHOLDERS AND
ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.01 Rights of Investor Certificateholders. Each Investor Certificate shall represent a Fractional Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified herein and in the Series Supplements to be deposited in Investor Accounts or paid to the Investor Certificateholders and, with respect to any particular Series, any additional rights set forth in the applicable Series Supplement; provided, however, that the aggregate interest represented by all Investor Certificates outstanding at any one time in the assets of the Trust shall not exceed an amount equal to the Aggregate Invested Amount plus all accrued but unpaid Certificate Interest and any interest thereon. The Seller Certificate shall represent a fractional undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified herein and in the Series Supplements to be paid to the Holder of the Seller Certificate.

          SECTION 4.02 Establishment and Administration of Investor Accounts.

          (a) Establishment of the Collections Account and the Group Collections Accounts. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, one non-interest bearing segregated trust account designated the “Collections Account” and one additional non-interest bearing segregated trust account for each Group (each, a “Group Collections Account”), in each case marked to indicate clearly that the funds deposited therein are held for the benefit of the Certificateholders. Subject to subsection (c) below, the Trust shall possess all right, title and interest in all funds on deposit from time to time in the Collections Account and each Group Collections Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to Section 3.01(b), the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Collections Account and the Group Collections Accounts for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Collections Account and the Group Collections Accounts.

          (b) Establishment of Other Investor Accounts. The Trustee shall, from time to time, establish additional Investor Accounts as provided in applicable Series Supplements.

          (c) Administration of the Investor Accounts. Unless otherwise specified in a relevant Series Supplement, any funds on deposit in any Investor Account for more than one Business Day shall at all times be invested in Permitted Investments at the written direction of the Master Servicer or its agent, subject to the restrictions set forth below. The Trustee shall maintain, or cause to be maintained, for the benefit of the Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity. Any Permitted Investment with a stated maturity shall mature on or prior to the Distribution Date applicable to the Investor Account for which the Permitted Investments are held related to the earliest Due Period in which Collections or Interchange invested in such Permitted Investments were received and any funds received with respect to the maturity of a Permitted Investment shall be available in sufficient time to allow for any payments to be made to Investor Certificateholders on such Distribution Date. For purposes of the preceding sentence, withdrawals from the Collections Account pursuant to Section 4.03(c) shall be deemed to be made from Collections and/or Interchange in the order in which such Collections and/or Interchange, as applicable, were deposited into the Collections Account.

          On each applicable Distribution Date, all interest and earnings (less investment expenses) on funds on deposit in any Investor Account (other than any Series Principal Funding Accounts), if any, shall be deposited by the Trustee in a separate deposit account in the name of the Holder of the Seller Certificate, which account shall not constitute a part of the Trust, or such interest and earnings shall otherwise be turned over by the Trustee to the Holder of the Seller Certificate not less frequently than monthly. For purposes of determining the availability of funds or the balances in such Investor Accounts for any reason under this Agreement or any Series Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

          SECTION 4.03 Collections and Allocations.

          (a) Collections and Interchange. The Master Servicer shall apply all Collections received during and Interchange for each Due Period as described in this Section 4.03 and any applicable Series Supplements.

          (b) Daily Collections. If, at any time, either (i) with respect to any Accounts, the then current Servicer with respect to such Accounts does not have a short-term debt rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s (if the then current Servicer is the original Servicer with respect to such Accounts or an affiliate of the original Servicer) or a short-term debt rating of at least A-1+ by Standard & Poor’s and P-1 by Moody’s (if the then current Servicer with respect to such Accounts is not the original Servicer or an affiliate of the original Servicer) or (ii) the conditions specified in clause (i) or pursuant to this clause (ii) are superseded by any conditions subsequently agreed to in writing by Discover Bank on behalf of the Holder of the Seller Certificate and either Rating Agency, and any of such subsequently agreed to conditions occurs; then, as promptly as possible after each Date of Processing with respect to the Receivables serviced by the applicable Servicer occurring on and after such event, but in no event later than two Business Days following such Date of Processing, such Servicer shall pay to, or at the direction of, the Master Servicer, for deposit into the Collections Account, from the Collections received by such Servicer on or after the date of such event and recorded on such Date of Processing, an amount equal to the sum of the Required Daily Deposits with respect to such Servicer for each Series then outstanding with respect to such Date of Processing; provided, that if the first such deposit occurs following a period during which such Servicer has been using Collections in accordance with Section 3.03(b), then, on the sixth Business Day following the event giving rise to the making of Required Daily Deposits by such Servicer, in addition to the Required Daily Deposits for that day, such Servicer shall pay to, or at the direction of, the Master Servicer, the amount that would have been on deposit in the Collections Account with respect to such Servicer had such Servicer been making the Required Daily Deposits since the beginning of the Due Period, less any amounts previously so paid or deposited. Amounts made available to any Servicer pursuant to Section 3.03 shall be repayable upon the occurrence of the conditions in this Section 4.03(b) in the manner and to the extent set forth herein.

          (c) Deposits with Respect to Each Distribution Date.

     (i) On or before each Distribution Date, the Master Servicer shall deposit into the Collections Account that portion of Collections, Interchange and Recovered Amounts with respect to the related Due Period that are to be allocated on such Distribution Date and that have not previously been deposited into the Collections Account.

     (ii) On or before each Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Collections Account and pay to Discover Bank on behalf of the Holder of the Seller Certificate an amount equal to that portion of the sum of (x) the total amount of Finance Charge Collections for the related Due Period less the sum of the amount of Series Finance Charge Collections for each Series then outstanding for the related Due Period, (y) the amount of Principal Collections for the related Due Period less the sum of the amount of Series Principal Collections for each Series then outstanding for the related Due Period and (z) the total amount of Interchange for the related Due Period less the sum of the amount of Series Interchange for each Interchange Series then outstanding for the related Due Period, that is to be allocated to the Holder of the Seller Certificate on such Distribution Date.

     (iii) On or before each Distribution Date, after giving effect to the payments made pursuant to clause (ii) above with respect to such Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Collections Account and pay to each Group Collections Account an amount equal to the sum of (x) the sum of Series Finance Charge Collections for each Series that is a member of such Group, (y) the sum of the Series Principal Collections for each Series that is a member of such Group and (z) the sum of the Series Interchange for each Interchange Series that is a member of such Group.

     (iv) Amounts on deposit in each Group Collections Account shall be distributed on or before each Distribution Date with respect to each such Group in accordance with the terms of the Series Supplements for each Series then outstanding.

          (d) Aggregate and Net Payments. All payments made pursuant to this Agreement or any Series Supplement on or before any Trust Distribution Date or Distribution Date on which Discover Bank is the Master Servicer, between the Master Servicer or the Holder of the Seller Certificate and the Investor Accounts, may be aggregated for such Trust Distribution Date or Distribution Date such that Discover Bank, acting as Master Servicer and as agent of the Holder of the Seller Certificate, may make only one payment to each applicable account in satisfaction of all payments of the Holder of the Seller Certificate and the Master Servicer pursuant to this Agreement and all Series Supplements for Series then outstanding, to the extent that all payment obligations of the Master Servicer and of the Holder of the Seller Certificate to each applicable account on such Trust Distribution Date or Distribution Date exceed all payment obligations of each such account to the Master Servicer and the Holder of the Seller Certificate on such Trust Distribution Date or Distribution Date. Any amounts payable on a given Trust Distribution Date to the Holder of the Seller Certificate pursuant to Section 4.03(c)(ii) hereof, or on a Distribution Date to the Master Servicer with respect to Monthly Servicing Fees pursuant to the provisions of any Series Supplement then outstanding, shall be deemed to have been paid if, and to the extent, Discover Bank (as Servicer) already is in possession of such amounts on such Distribution Date (or was in possession of such amounts for more than two Business Days during the related Due Period) as a result of its permitted use of Collections and Interchange during the prior Due Period pursuant to Section 3.03(b) and in accordance with the definition of “Required Daily Deposit” (as defined in the relevant Series

Supplement), except to the extent Discover Bank has deposited such amounts into the Collections Account.

          Notwithstanding the other provisions of this Section 4.03 and the applicable provisions of any Series Supplement then outstanding, the allocations of Collections and Interchange pursuant to Section 4.03(c) and the applicable provisions of any Series Supplements then outstanding shall be deemed to be made on the date on which the Master Servicer delivers the Servicer’s Monthly Statement and the information required to be included in the Investor Certificateholders’ Monthly Statement with respect to each Series then outstanding to the Trustee. The Trustee is hereby authorized, upon receipt of the Servicer’s Monthly Statement and the information required to be included in the Investor Certificateholders’ Monthly Statement with respect to each Series then outstanding, together with written instructions from the Master Servicer, to immediately transfer to Discover Bank on behalf of the Holder of the Seller Certificate or the Master Servicer, as applicable, any funds in any Investor Account that would otherwise be paid to Discover Bank on behalf of the Holder of the Seller Certificate or the Master Servicer, as applicable, on the Trust Distribution Date or any Distribution Date related to such Due Period.

          (e) Additional Funds. Discover Bank on behalf of the Holder of the Seller Certificate may, from time to time, elect to add certain funds to the Trust (any such funds, “Additional Funds”) by delivering a written notice of such election to the Trustee, the Master Servicer and the Rating Agencies, which notice shall specify the method of calculating the amount of such funds to be added to the Trust as of any Distribution Date and the source of such funds. No such election shall become effective until Standard & Poor’s has advised the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate that such election would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn. During any time that Additional Funds are being added to the Trust, with respect to each Series then outstanding, on or before each Distribution Date with respect to each such Series, the Master Servicer shall cause an amount equal to the product of (i) a fraction the numerator of which shall be the Series Investor Interest and the denominator of which shall be the Aggregate Investor Interest and (ii) the amount of Additional Funds for the preceding Due Period, to be deposited into the Series Collections Account for each such Series. Such amounts shall then be allocated in accordance with the provisions of the applicable Series Supplement.

          SECTION 4.04 Sellers’ or Master Servicer’s Failure to Make a Deposit or Payment.

          (a) If the Master Servicer or any Seller fails to make, or give instructions to make, any payment or deposit (other than as required by Section 2.05(b), 2.06(b) or 2.07(b) or in connection with Section 12.02) required to be made or given by the Master Servicer or such Seller, respectively, at the time specified in this Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Master Servicer or such Seller (or, to the extent that sufficient funds are not available in the applicable Investor Account to make such payment and the relevant Series Supplement provides for Credit Enhancement for such purpose, shall make a drawing from the available Credit Enhancement, if any); provided, that the Trustee shall be required to make such payment, deposit or draw only to the extent it has sufficient information to allow it to determine the amount thereof, which information the Trustee shall be deemed to have with respect to the amount of Certificate Interest payable on each Distribution Date. The Master Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment, deposit or draw. Such funds or the proceeds of such drawing shall be applied by the Trustee in the same manner in which such payment or deposit should have been made by such Seller or the Master Servicer, as the case may be.

          (b) If a drawing from a Credit Enhancement is made pursuant to this Section 4.04 in lieu of a deposit or payment from the applicable Investor Account, the Master Servicer or the Sellers, as the case may be, shall, as promptly as practicable and from the appropriate source, make the required payment, deposit or transfer or give the Trustee instructions to transfer the required payment or deposit in respect of which such drawing was made to reinstate the Credit Enhancement, as set forth in any applicable Series Supplement.

          SECTION 4.05 Adjustments For Miscellaneous Debits and Credits and Fraudulent Charges.

          (a) With respect to any Receivable to which any adjustment without payment by or on behalf of an Obligor has been made (an “Adjustment”) including, but not limited to, any Receivable that (1) was created as a result of a fraudulent or counterfeit charge, (2) the Servicer with respect to such Receivable otherwise adjusts, increases, reduces, modifies or cancels in accordance with the applicable Credit Guidelines without receiving cash or other payment therefor by the Obligor with respect to such Receivable, (3) was created in respect of merchandise returned by the Obligor thereunder, or (4) was created or cancelled through an Account Combination, Discover Bank on behalf of the Holder of the Seller Certificate shall increase or reduce, as the case may be, the aggregate amount of Receivables.

          (b) In the event that the exclusion of the amount of an Adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Discover Bank on behalf of the Holder of the Seller Certificate shall, no later than the Business Day following the last day of the Due Period during which such Adjustment is made, make a deposit into the Collections Account in immediately available funds in an amount equal to the amount by which such Adjustment causes the Seller Interest to be less than zero. Such deposit shall be applied as a Collection in accordance with Section 4.03.

          SECTION 4.06 Reallocation of Series Among Groups. The Master Servicer may elect, at any time, by written notice to the Trustee and to Discover Bank on behalf of the Holder of the Seller Certificate, and subject to the conditions set forth below, to move any Series from the Group of which it is then a member to any other Group, including without limitation to a new Group established at such time of which the Series to be moved is the only Series. Any such election by the Master Servicer shall become effective on the day specified in the notice of such election.

          The Master Servicer may make such election only if the following conditions are satisfied: (i) a Series may only be moved from one Group to another Group if the Series in both Groups have the same Distribution Date; (ii) the Master Servicer shall have delivered to the Trustee a certificate to the effect that the Master Servicer reasonably believes that the movement of the applicable Series would not (x) result in any delay in the payment of principal to the Investor Certificateholders of any Series then outstanding, or (y) cause an Amortization Event to occur with respect to any Series then outstanding; and (iii) the Rating Agencies shall have advised the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate that the movement of the applicable Series would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn.

ARTICLE V.
DISTRIBUTIONS AND REPORTS TO
INVESTOR CERTIFICATEHOLDERS

          SECTION 5.01 Distributions. On each Payment Date, with respect to each Series then outstanding, the Paying Agent shall distribute to each Investor Certificateholder of record on the close of business of the preceding Record Date, in accordance with the certificate delivered by the Master Servicer to the Trustee pursuant to the applicable Series Supplement (other than as provided in Section 2.05 or in Section 2.06 or Section 12.02 hereof respecting a final distribution) such Certificateholder’s share of amounts on deposit in the applicable Series Distribution Account, Series Principal Funding Account and/or Series Interest Funding Account, pursuant to the applicable Series Supplement, by check mailed to each Certificateholder (unless otherwise provided in the applicable Series Supplement), except that with respect to Investor Certificates registered in the name of CEDE & Co., the nominee registration for The Depository Trust Company or any successor nominee designated by The Depository Trust Company, or any successor Clearing Agency, such distribution shall be made in immediately available funds by wire transfer to such account as CEDE & Co. or such successor nominee shall direct in writing. If such wire transfer cannot be made for any reason, payment shall be made by check.

          SECTION 5.02 Investor Certificateholders’ Monthly Statement. On each Distribution Date, the Paying Agent shall forward to each Certificateholder of each Series then outstanding to which such Distribution Date is applicable, a statement substantially in the form specified in the applicable Series Supplement prepared by the Master Servicer and executed by the Trustee. The Paying Agent shall also forward a copy of each such statement to the Rating Agencies.

          SECTION 5.03 Certificateholders’ Annual Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1994, the Transfer Agent shall furnish to the Master Servicer and Paying Agent a list of each Person who at any time during the preceding calendar year was an Investor Certificateholder and received any payment thereon and the dates such Person held an Investor Certificate. The Paying Agent shall furnish to each such Investor Certificateholder a statement prepared by the Master Servicer setting forth, with respect to the Series of which such Investor Certificate is a part, (i) the total amount paid in respect of each Class of such Series, (ii) the amount of such payments allocable to Certificate Principal with respect to each Class of such Series and (iii) the amount of such payments allocable to Certificate Interest with respect to each Class of such Series, in each case stated on the basis of an original principal amount of $1,000 per Investor Certificate, aggregated for such calendar year or the applicable portion thereof during which such Person was an Investor Certificateholder, together with such other customary information as the Trustee or the Master Servicer deems necessary or desirable to enable the Investor Certificateholders to prepare their tax returns. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer on behalf of the Trustee pursuant to any requirements of the Internal Revenue Code.

ARTICLE VI.
THE INVESTOR CERTIFICATES

          SECTION 6.01 The Certificates.

          (a) The Investor Certificates of any Series or Class may be issued, subject to applicable laws and regulations, in bearer form (“Bearer Certificates”) with attached interest coupons and a special coupon (collectively, the “Coupons”), or in fully registered form (“Registered Certificates”) and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement. A Seller may elect at any time, by written notice to the Trustee, to have its fractional undivided interest in the Trust be (i) evidenced by a certificate or (ii) an uncertificated interest. If a Seller elects to have its fractional undivided interest in the Trust be uncertificated, it shall deliver to the Trustee for cancellation any certificate previously issued. If a Seller elects to have its fractional undivided interest in the Trust be evidenced by a certificate, such certificate shall be issued pursuant hereto, substantially in the form of Exhibit D, and shall upon issue be executed and delivered by a Seller to the Trustee for authentication and redelivery as provided in Sections 2.02 and 6.03. Except as otherwise provided in any Series Supplement or in Section 6.11, Bearer Certificates shall be issued in denominations of $5,000, $50,000 and $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 Fractional Undivided Interests and in integral multiples of $1,000 in excess thereof. If specified in any Series Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the Series Initial Investor Interest or Class Initial Investor Interest, as applicable, as described in Section 6.11. The Seller Certificate shall represent the entire Seller Interest. The Certificates shall be executed on behalf of the Trust by Discover Bank on behalf of the Holder of the Seller Certificate by any of its Chairman of the Board of Directors, its President or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

          (b) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Discover Bank shall not become invalid, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          (c) No Certificate shall be entitled to any benefit under this Agreement (or any Series Supplement), or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form attached to Exhibit D hereto (in the case of any certificated Seller Certificate) or attached to the appropriate exhibits to a Series Supplement, as applicable, executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement and the relevant Series Supplement. Bearer Certificates shall be dated the Series

Closing Date. All Registered Certificates and any certificated Seller Certificate shall be dated the date of their authentication.

          SECTION 6.02 Book-Entry Certificates.

          (a) Unless otherwise provided in the applicable Series Supplement, the Investor Certificates, upon original issuance, shall be issued in fully registered form, in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on the behalf of, the Sellers. The Investor Certificates shall initially be registered in the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, or any successor nominee designated by The Depository Trust Company or any successor Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Investor Certificates, except as provided in Section 6.02(c). Unless and until definitive, fully registered Investor Certificates (“Definitive Certificates”) have been issued to the beneficial owners of the Investor Certificates pursuant to Section 6.02(c):

     (i) the provisions of this Section 6.02(a) shall be in full force and effect;

     (ii) any Seller, the Master Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners;

     (iii) to the extent that the provisions of this Section 6.02(a) conflict with any other provisions of this Agreement, the provisions of this Section 6.02(a) shall control; and

     (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.02(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

          For purposes of any provision of this Agreement or any applicable Series Supplement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the Class Invested Amount of any Class, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants).

          (b) Whenever notice or other communication is required to be given to Investor Certificateholders of any Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners pursuant to Section 6.02(c), the Trustee shall give all such notices and communications specified herein to be given to such Investor Certificateholders to the Clearing Agency.

          (c) If, with respect to any Series the Investor Certificates of which are originally issued in the form of Book-Entry Certificates:

     (i) (A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Master Servicer is unable to locate a qualified successor,

     (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system with respect to such Series through the Clearing Agency, or

     (iii) after the occurrence of a Master Servicer Termination Event, Certificate Owners representing beneficial interests aggregating not less than 51% of the Invested Amount of any Class of such Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of each Class of such Series upon the occurrence of an event described in clauses (i) and (ii) above or all Certificate Owners of the applicable Class upon the occurrence of the event described in clause (iii) above, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class of such Series requesting the same. Upon surrender to the Trustee of the applicable Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates for the applicable Class. Neither any Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency with respect to the applicable Class of the applicable Series of Investor Certificates shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

          SECTION 6.03 Authentication of Certificates. On or about the Initial Closing Date, the Trustee shall authenticate and deliver the Seller Certificate to the Holder of the Seller Certificate. The Trustee also shall authenticate and deliver, upon the order of Discover Bank on behalf of the Holder of the Seller Certificate, the Investor Certificates of each Series, if any, to be issued as of the Initial Closing Date. From time to time after the Initial Closing Date, pursuant to Section 6.06 hereof and the terms of the applicable Series Supplement, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the applicable Series Supplement), upon the order of Discover Bank on behalf of the

Holder of the Seller Certificate, to the persons designated in such Series Supplement. If specified in the related Series Supplement, the Trustee shall authenticate and deliver outside the United States a Global Certificate representing the Series Initial Investor Interest for such Series or the Class Initial Investor Interest for a specified Class of such Series. The Investor Certificates of each Series shall be duly authenticated by or on behalf of the Trustee as provided herein and in the applicable Series Supplement, in authorized denominations equal to (in the aggregate) the Series Initial Investor Interest of each Series. At any time, the Investor Certificates outstanding at such time, together with the Seller Certificate, shall evidence the entire ownership of the Trust.

          SECTION 6.04 Registration of Transfer and Exchange of Certificates.

          (a) (i) Discover Bank on behalf of the Holder of the Seller Certificate shall keep or cause to be kept by a transfer agent (“Transfer Agent”) a register for the Registered Certificates issued pursuant to this Agreement and the Series Supplements for all Series then outstanding (the “Certificate Register”) at any office or agency of the Sellers to be maintained in accordance with the provisions of Section 6.04(c) in which, subject to such reasonable regulations as it may prescribe, the Sellers shall provide for the registration and transfer of Registered Certificates. The Certificate Register shall be in written form or capable of being converted into written form within a reasonable time. Unless otherwise specifically designated by Discover Bank on behalf of the Holder of the Seller Certificate in a written notice to the Trustee, the Certificate Register shall be maintained at the Corporate Trust Office.

          (ii) Investor Certificates of certain Classes of certain Series may be ineligible for purchase by an employee benefit plan, trust or account subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or described in Section 4975(e)(l) of the Code, and not excepted under Section 4975(g) (a “Plan”). No transfer of such an Investor Certificate shall be made nor shall any interest therein be transferred to a Plan. Each Holder of such a Certificate, by its acceptance thereof, shall be deemed to represent and warrant that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(l) of the Code, and not excepted under Section 4975(g) or (iii) an entity that is using assets to purchase such Certificates that constitute plan assets by reason of a plan’s investment in such entity. The Series Supplement with respect to each Series shall set forth which Class or Classes of such Series, if any, shall be subject to the restrictions set forth in this Section 6.04(a)(ii).

          (iii) Upon surrender for registration of transfer of any Registered Certificate at any office or agency to be maintained in accordance with the provisions of Section 6.04(c), Discover Bank on behalf of the Holder of the Seller Certificate shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more Registered Certificates of the same Class and Series, of a like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

          (iv) At the option of a Holder of a Registered Certificate, such Holder’s Registered Certificates may be exchanged for other Registered Certificates of the same Class and Series, of a like Fractional Undivided Interest and bearing a number not contemporaneously outstanding upon surrender of the Registered Certificates to be exchanged at any such office or agency. Whenever any Registered Certificates are so surrendered for exchange, Discover Bank on behalf of the Holder of the Seller Certificate shall execute, and the Trustee shall authenticate and deliver the Registered Certificates which the Holder making the exchange is entitled to receive. Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates.

          (v) At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates, in denominations smaller than those of the Bearer Certificates being exchanged, or for Registered Certificates, in either case of the same Class and Series, of a like Fractional Undivided Interest and bearing a number not contemporaneously outstanding, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Payment Date need not have attached the Coupon relating to such Payment Date (as specified in the applicable Series Supplement).

          (vi) The preceding provisions of this Section notwithstanding, the Transfer Agent shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding any Payment Date with respect to the Certificate.

          (vii) Every Registered Certificate presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Sellers and the Trustee duly executed, by the Certificateholder thereof or his attorney duly authorized in writing.

          (viii) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

          (ix) All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Sellers. Such certificate shall also state that a certificate or certificates of Clearstream Banking or Euroclear to the effect referred to in Section 6.11 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

          (x) Discover Bank on behalf of the Holder of the Seller Certificate shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Series Supplement and the Certificates.

          (b) It is the understanding of the parties to this Agreement that Discover Bank has particular expertise in performing the functions given by this Agreement to the Master

Servicer and that the Investor Certificateholders will be purchasing the Investor Certificates relying on Discover Bank exercising such expertise in performing such functions. Except as provided in Sections 8.04 and 8.06, the Master Servicer is not permitted to resign and the parties understand that the Master Servicer’s performance of its functions and the quality of the Receivables will best be ensured if Discover Bank, together with any Additional Sellers, retains the Seller Certificate. Accordingly (subject to the condition that Discover Bank shall at all times retain sole control over its properties and except as provided in Section 7.02), the Seller Certificate shall not be transferred, assigned, exchanged, or otherwise conveyed except as provided in Section 7.05.

          (c) The Sellers will maintain at their expense in the Borough of Manhattan, The City of New York, and, if and so long as any Class of any Series is listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

          SECTION 6.05 Mutilated, Destroyed, Lost or Stolen Certificates.

          (a) If any mutilated Certificate (together, in the case of a Bearer Certificate, with all unmatured Coupons appertaining thereto) is surrendered to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate shall execute and the Trustee shall authenticate and deliver (in the case of a Bearer Certificate, outside the United States) in exchange therefor a Certificate of the same Class and Series, of a like fractional undivided interest and bearing a number not contemporaneously outstanding.

          (b) If there shall be delivered to Discover Bank on behalf of the Holder of the Seller Certificate and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to Discover Bank on behalf of the Holder of the Seller Certificate or the Trustee that such Certificate has been acquired by a bona fide purchaser, Discover Bank on behalf of the Holder of the Seller Certificate shall execute and, upon its request, the Trustee shall authenticate and deliver (in the case of a Bearer Certificate, outside the United States), in lieu of any such destroyed, lost or stolen Certificate, a Certificate of the same Class and Series, of a like fractional undivided interest and bearing a number not contemporaneously outstanding.

          (c) Upon the issuance of any Certificate pursuant to this Section, the Sellers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Sellers and the Trustee, and any Paying Agent or Transfer Agent connected therewith, and in addition a further sum not exceeding two dollars for each Certificate so issued in substitution.

          (d) Every Certificate and Coupon issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate or Coupon shall constitute an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Certificate or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement and the applicable Series Supplement equally and proportionately with any and all other Certificates or Coupons of the same Class and Series duly issued hereunder.

          SECTION 6.06 Issuances of New Series.

          (a) The Sellers may direct the Trustee to issue, from time to time, one or more Series subject to the conditions described below (each such issuance, a “New Issuance”). The Sellers may effect a New Issuance by notifying the Trustee, in writing, at least three days in advance of the date upon which the New Issuance is to occur. Any notice of the New Issuance shall state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (i) its Series Initial Investor Interest, (ii) the Certificate Rate of each Class or Subclass, if applicable, of such Series; (iii) its Payment Dates and the date from which interest shall accrue; (iv) its Series Termination Date and (v) any other terms that the Sellers set forth in such notice of a New Issuance. On the date of the New Issuance, the Trustee shall authenticate and deliver any such Series only upon satisfaction of the following conditions: (a) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered to the Trustee a Series Supplement executed by the Sellers, the Master Servicer, the Servicers and the Trustee that specifies the terms of such Series, including, without limitation, the Series Initial Investor Interest, the Certificate Rate for each Class of such Series, the terms for the allocation of Collections available to such New Issuance and the assignment of such Series to a Group and such other terms the Sellers may deem appropriate, (b) the Sellers shall have delivered to the Trustee written confirmation from the Rating Agencies that the New Issuance will not result in the reduction or withdrawal of the ratings of any Class of any Series then outstanding rated by each Rating Agency, (c) the Sellers shall have delivered to the Trustee and the Rating Agencies (A) with respect to each New Issuance, an opinion of counsel dated as of the date of such New Issuance to the effect that, although not free from doubt, the Investor Certificates of such New Issuance will be treated as indebtedness of the Sellers for federal income and Delaware (and any other state where substantial servicing activities are conducted by an Additional Seller with respect to Accounts serviced by such Additional Seller, or by Discover Bank if there is a substantial change from Discover Bank’s present servicing activity, if any, in such state) state income or franchise tax purposes and (B) with respect to each New Issuance other than the New Issuance related to the first Series issued by the Trust, an opinion of counsel dated as of the date of such New Issuance to the effect that such New Issuance will not adversely affect the conclusion set forth in any prior opinion of counsel delivered pursuant to this clause (c) as to the treatment of the Investor Certificates of any such prior Series as indebtedness of the Sellers or as to the treatment of the Trust as a mere security device and (d) Discover Bank on behalf of the Holder of the Seller Certificate shall not be required to designate Additional Accounts or convey Participation Interests to the Trust pursuant to Section 2.10(a) as a result of such New Issuance. The Series Supplement with respect to any New Issuance may modify or amend the terms of this Agreement, provided, that such modifications or amendments shall apply solely with respect to such Series. Upon satisfaction of such conditions, the Trustee shall issue, as provided in Section 6.06(d), such Series of Investor Certificates dated as of the date of the New Issuance.

          (b) The Sellers may direct the Trustee to issue one or more Series which is subordinate in right of payment, in whole or in part, to one or more other Series, whether or not any such Series are issued contemporaneously. The manner and extent to which any Series shall be subordinated to any other Series shall be set forth in the Series Supplement for the subordinated Series.

          (c) The Sellers may designate that one or more Groups be subordinate in right of payment, in whole or in part, to one or more other Groups, whether or not the Series in any such subordinate Group are issued contemporaneously with the Series in any non-subordinate Group. The manner and extent to which any Group shall be subordinated to any other Group shall be set forth in the Series Supplements for each Series which is a member of such subordinate Group.

          (d) Upon any New Issuance, Discover Bank on behalf of the Holder of the Seller Certificate shall execute and deliver to the Trustee, and the Trustee shall authenticate pursuant to Section 6.03, one or more Series of Investor Certificates. The Investor Certificates of any such Series shall be substantially in the form specified in the applicable Series Supplement and shall each bear, upon its face, the designation for such Series.

          SECTION 6.07 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer or exchange, the Trustee, the Paying Agent, the Transfer Agent and any agent of any of them may (a) treat the person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever; and, in either case, neither the Trustee, the Paying Agent, the Transfer Agent nor any agent of any of them shall be affected by any notice to the contrary.

          SECTION 6.08 Appointment and Duties of Paying Agent.

          (a) The Paying Agent shall make distributions to Investor Certificateholders from the Series Distribution Accounts, the Series Interest Funding Accounts and the Series Principal Funding Accounts pursuant to Section 5.01 and the relevant provisions of the applicable Series Supplement. Any Paying Agent shall have the revocable power to withdraw funds from the Series Distribution Accounts, the Series Interest Funding Accounts and the Series Principal Funding Accounts for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Series Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent or paying agencies chosen by the Paying Agent and acceptable to the Trustee and the Sellers, including, if and for so long as any Class of any Series is represented by Bearer Certificates or is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent or paying agency in Luxembourg or another city in western Europe. The Trustee shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Sellers and upon the appointment of a successor to act as Paying Agent. For so long as the Trustee shall act as Paying Agent, the provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee in its role as Paying Agent.

          (b) The Trustee shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders.

          SECTION 6.09 Access to List of Names and Addresses of Holders of Registered Certificates. The Trustee will furnish or cause to be furnished by the Transfer Agent to the Master Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Master Servicer or the Paying Agent, respectively, in writing, a list in such form as the Master Servicer or the Paying Agent may reasonably require, of the names and addresses of the Holders of Registered Certificates of any Class or Series as of the most recent Record Date for payment of distributions to such Holders of Registered Certificates. If three or more Holders of Registered Certificates of any Class of any Series (the “Applicants”) representing Fractional Undivided Interests aggregating not less than 5% of the Series Invested Amount of any Series apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders of Registered Certificates of such Class of such Series, or such Series, with respect to their rights under this Agreement, the relevant Series Supplement or the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent to afford such Applicants access during normal business hours to the most recent list of Holders of Registered Certificates of such Class of such Series, or such Series, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Holder of a Registered Certificate, by receiving and holding such Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of such Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 6.10 Authenticating Agent.

          (a) The Trustee may appoint one or more authenticating agents with respect to one or more Series which shall be authorized to act on behalf of the Trustee in authenticating the Certificates of such Series in connection with the issuance, delivery, registration of transfer, exchange or repayment of such Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Sellers.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

          (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Sellers. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Sellers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Sellers, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Sellers.

          (d) The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.10, and the Trustee shall be entitled to be reimbursed and the Master Servicer shall reimburse the Trustee for such payments, subject to the provisions of Section 11.05.

          (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.10, the Certificates of an applicable Series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

          “This is one of the Certificates described in the Pooling and Servicing Agreement and Series Supplement.

as Authenticating Agent for the Trustee,

By:

Authorized Officer”

          SECTION 6.11 Global Certificate; Exchange Date.

          (a) If specified in the related Series Supplement for any Series or Class, the Investor Certificates of such Series or Class, as applicable, will initially be issued as a single temporary global certificate (the “Global Certificate”) in bearer form, without Coupons, in the denomination of the Series Initial Investor Interest or the Class Initial Investor Interest, as applicable, and substantially in the form set forth in the exhibit with respect thereto attached to the related Series Supplement. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer Certificates or Registered Certificates in definitive form (the “Definitive Euro-Certificates”).

          (b) The Manager shall advise the Trustee, the Sellers, the Common Depositary, Clearstream Banking and Euroclear of the Exchange Date. Not later than the Exchange Date, Discover Bank on behalf of the Holder of the Seller Certificate will execute and deliver to the Trustee or its designated agent, in either case, outside the United States, definitive Bearer Certificates in an aggregate principal amount equal to the Series Initial Investor Interest or the Class Initial Investor Interest, as applicable, less, in either case, the aggregate principal amount of the Global Certificate expected to be issued to United States institutional investors, as described below. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for Definitive Euro-Certificates only on or after the Exchange Date. A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Series Supplement and having a minimum denomination of $500,000. The Sellers may waive the $500,000 minimum denomination requirement if they so elect. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Sellers shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit H-1 with respect to the Global Certificate or portion thereof being exchanged signed by Clearstream Banking or Euroclear and dated on or after the Exchange Date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit H-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit H-3, the certificate referred to in this clause (ii) being dated on or after the 15th day before the Exchange Date. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of Clearstream Banking or Euroclear.

          (c) The delivery to the Trustee by Clearstream Banking or Euroclear of any written statement referred to above may be relied upon by the Sellers and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to Clearstream Banking or Euroclear, as applicable, pursuant to the terms of this Agreement. The Trustee, Clearstream Banking and Euroclear, as the case may be, shall retain each certificate delivered pursuant to Section 6.11 for a period of four calendar years following the year in which such certificate is received.

          (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

          SECTION 6.12 Meetings of Certificateholders. (a) If, with respect to any Series then outstanding, any Bearer Certificates are issued and outstanding with respect to any Class of such Series, the Master Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any such Series or Class or of all such Series, to be held at such time and at such place as the Master Servicer or the Trustee, as the case may be, shall determine for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any applicable Series Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Series Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Bearer Certificates of the applicable Series or Class, as described in Section 6.12(d), or (ii) the Holder of or a person appointed by an instrument in writing as proxy by the Holder of one or more Registered Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Sellers, the Master Servicer and the Trustee and their respective counsel.

          (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the Series Invested Amount or the Class Invested Amount, as applicable, of the applicable Series or Class or the sum of the Series Invested Amounts for all applicable Series, as the case may be, shall constitute a quorum. For purposes of determining whether a quorum is present, the applicable Class Invested Amount and Series Invested Amount shall be calculated without taking into account the Class Investor Interest represented by any Investor Certificates beneficially owned by any Seller or any affiliate of any Seller. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the Series Invested Amount or the Class Invested Amount, as applicable, of the applicable Series or Class or the sum of the Series Invested Amounts for all applicable Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the Series Invested Amount or the Class Invested Amount, as applicable, or of the sum of the Series Invested Amounts for all applicable Series, as the case may be, which shall constitute a quorum.

          (c) Any Holder of a Registered Certificate who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder of a Registered Certificate shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01(b), any resolution passed or decision taken at any meeting of Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders of the applicable Class or Series, whether or not present or represented at the meeting.

          (d) The holding of Bearer Certificates for purposes of this Section 6.11 shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Master Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Master Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The holding of Registered Certificates shall be proved by the Certificate Register. The appointment of any proxy with respect to a Registered Certificate shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Master Servicer.

          (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of persons entitled to vote evidencing a majority of the Series Invested Amount or the Class Invested Amount, as applicable, of the applicable Series or Class or the sum of the Series Invested Amounts for all applicable outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Master Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 6.13 Special Provisions for Certain Series. Except with respect to the provisions of Sections 6.03, 6.04(b) and 6.06 and provisions relating specifically to the Seller Certificate, the foregoing provisions of this Article VI may be modified with respect to any Series to the extent provided in the applicable Series Supplement.

          SECTION 6.14 Exchange of Investor Certificates for Seller Interest. In the event that any Seller becomes a Certificate Owner or an Investor Certificateholder (in the event that Definitive Certificates are issued pursuant to Section 6.02), Discover Bank on behalf of the Holder of the Seller Certificate may cancel such Investor Certificates on a Distribution Date with respect to such Investor Certificates by providing notice to the Trustee of such cancellation; provided, however, that no Investor Certificates, except Class A Certificates, may be cancelled unless Discover Bank on behalf of the Holder of the Seller Certificate shall have been advised by the Rating Agencies that such cancellation would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn. Such cancellation shall be deemed to occur after giving effect to all allocations and payments pursuant to Article IV hereof and the applicable provisions of the Series Supplements for each Series then outstanding as of such Distribution Date and the related Trust Distribution Date. Simultaneously with such cancellation, the Class Investor Interest of the applicable Class and the Series Investor Interest of the Series under which such Investor Certificates were issued shall be reduced, and the Seller Interest shall be increased, by the aggregate Class Investor Interest represented by such cancelled Investor Certificates, in each case as of the end of the related Due Period. Such reduction in the Class Investor Interest will not result in any change in any numerator for purposes of determining any Class Percentage with respect to such Class if a Fixed Principal Allocation Event with respect to such Series has previously occurred. Discover Bank on behalf of the Holder of the Seller Certificate shall promptly notify the Rating Agencies of any exchange of Investor Certificates for Seller Interest pursuant to this Section 6.14.

ARTICLE VII.
OTHER MATTERS RELATING TO THE SELLERS

          SECTION 7.01 Liability of Sellers. Each Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by such Seller in such capacity herein.

          SECTION 7.02 Merger or Consolidation of, or Assumption of the Obligations of, Discover Bank, or any Additional Seller.

          (a) Nothing in this Agreement shall prevent any consolidation or merger of Discover Bank or any Additional Seller with or into any other corporation, or any consolidation or merger of any other corporation with or into Discover Bank or any such Additional Seller, or any sale or transfer of all or substantially all of the property and assets of Discover Bank or any such Additional Seller to any other corporation lawfully entitled to acquire the same; provided, however, that

     (i) if Discover Bank or such Additional Seller, as applicable, is not the surviving entity, such successor corporation shall be organized and existing under the laws of the United States of America or any state or the District of Columbia and shall be a banking corporation or other entity that is not subject to the bankruptcy laws of the United States of America, provided that such entity shall not be an insurance company; or

     (ii) Discover Bank or such Additional Seller, as applicable, shall have been advised by the Rating Agency that the rating of any Investor Certificates of any Class of any Series then outstanding would not be lowered or withdrawn as a result of such transaction; and

provided, further, that, so long as Certificates are outstanding hereunder, Discover Bank or such Additional Seller, as applicable, covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by Discover Bank or such Additional Seller, as applicable, shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation (if other than Discover Bank or such Additional Seller, as applicable) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of Discover Bank, just as fully and effectually as if such successor corporation had been the original party of the first part hereto; and in the event of any such sale or transfer Discover Bank or such Additional Seller, as applicable, may be dissolved, wound up and liquidated at any time thereafter.

          (b) The obligations of Discover Bank or any Additional Seller hereunder shall not be assignable, nor shall any Person succeed to the obligations of Discover Bank or any Additional Seller hereunder, except in each case in accordance with the provisions of the foregoing subsection (a).

          (c) Discover Bank or such Additional Seller, as applicable, shall notify the Rating Agencies on or before the date of any consolidation, merger or transfer of all or substantially all of its property and assets pursuant to subsection (a) of this Section 7.02.

          SECTION 7.03 Limitation on Liability of Certain Persons. No recourse under or upon any obligation or covenant of this Agreement or any Series Supplement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of any Seller or of any successor corporation, either directly or through such Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and any Series Supplement and the obligations incurred hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of any Seller or of any successor corporation to such Seller, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement, any Series Supplement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or any Series Supplement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and any Series Supplement and the issuance of such Certificates. Any Seller and any director or officer or employee or agent of any Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 7.04 Seller Indemnification of the Trust and the Trustee. Discover Bank on behalf of the Holder of the Seller Certificate shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Sellers with respect to the Trust, the Trust or the Trustee pursuant to this Agreement or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that Discover Bank on behalf of the Holder of the Seller Certificate shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or misconduct by the Trustee; and provided, further, that Discover Bank on behalf of the Holder of the Seller Certificate shall not indemnify the Trust or the Investor Certificateholders for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; and provided, further, that Discover Bank on behalf of the Holder of the Seller Certificate shall not indemnify the Trust or the Investor Certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Investor Certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the Trust or the Investor Certificateholders. Any such indemnification shall only be from assets of the Sellers, shall be subordinate to the security interest of the Trust in the Receivables and Interchange and shall not constitute a claim against any Seller in excess of the lesser of (i) such Seller’s assets available to pay such claim or (ii) the amount of such claim multiplied by a fraction the numerator of which is the aggregate amount of Principal Receivables in the Trust which were originated by such Seller and the denominator of which is the aggregate amount of Principal Receivables in the Trust. The obligations under this Section shall survive the termination of the Trust and the resignation or removal of the Trustee.

          SECTION 7.05 Transfer or Conveyance of Seller Certificate. It is the understanding of the parties that the Seller Certificate will be issued initially to Discover Bank, and that any Additional Sellers will enter into the Seller Certificate Ownership Agreement with

Discover Bank and, thereafter, hold the Seller Certificate, together with Discover Bank, as tenants-in-common. Except with respect to any such transfer of a portion of their interest in the Seller Certificate to any Additional Seller pursuant to the terms of this Agreement, or the transfer of all or part of any Seller’s interest in the Seller Certificate to an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes, no Seller may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in (each, for purposes of this Section 7.05, a “transfer”) any portion of the Seller Interest represented by the Seller Certificate; provided, however, that a Seller may transfer a portion of the Seller Interest so long as the agreements and other documentation relating thereto are consistent with, and subject to, the terms hereof and do not require any action prohibited or prohibit any action required on the part of the Master Servicer, the Sellers or the Trustee by the terms of this Agreement or any Series Supplement, or as necessary to protect the interests of the Investor Certificateholders; and, provided that such Seller shall have been advised by the Rating Agencies that such transfer would not cause the ratings of any Class of any Series then outstanding to be lowered or withdrawn. Notwithstanding the foregoing, such advice shall not be required if the principal objective of such conveyance or transfer is compliance with Regulatory Requirements, provided that Discover Bank shall notify the Rating Agencies of such conveyance or transfer. For purposes of the foregoing sentence, Regulatory Requirements shall mean Requirements of Law applicable to any Seller or any of its affiliates as a result of the affiliation of any Seller or any of its affiliates with a depository institution or applicable to any Seller or any of its affiliates as a depository institution, including, without limitation, any condition under such Requirements of Law that must be satisfied in order for any affiliate of any Seller to avoid being treated as a bank holding company (or any similar designation under the Bank Holding Company Act of 1956, as said act may be amended from time to time) under the Bank Holding Company Act of 1956, as amended, notwithstanding such affiliation, or to avoid limitations under said act upon the activities in which affiliates of any Seller may engage.

          SECTION 7.06 Corporate Actions. So long as any Investor Certificates are outstanding, each Seller’s board of directors will hold appropriate meetings or will take appropriate action by written consent in accordance with applicable state law to authorize all of such Seller’s corporate actions.

          SECTION 7.07 Bankruptcy Against Any Additional Seller. Each of the Master Servicer, each Servicer, each Seller, the Trustee and the Paying Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Investor Certificates, it will not institute against, or join with any other Person in instituting against, any Additional Seller that is subject to the bankruptcy laws of the United States of America, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

ARTICLE VIII.
OTHER MATTERS RELATING TO THE MASTER
SERVICER AND THE SERVICERS

          SECTION 8.01 Master Servicer and Servicer Liability. The Master Servicer and each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer or such Servicer in such capacity herein.

          SECTION 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or any Servicer. Nothing in this Agreement shall prevent any consolidation or merger of the Master Servicer or any Servicer with or into any other corporation, or any consolidation or merger of any other corporation with or into the Master Servicer or any Servicer, or any sale or transfer of all or substantially all of the property and assets of the Master Servicer or any Servicer to any other corporation lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Master Servicer and each Servicer covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Master Servicer or such Servicer, as applicable, shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation (if other than the Master Servicer or such Servicer) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Master Servicer or such Servicer, just as fully and effectually as if such successor corporation had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Master Servicer or such predecessor Servicer may be dissolved, wound up and liquidated at any time thereafter. The Master Servicer shall notify Moody’s and Standard & Poor’s of any consolidation, merger or transfer of all or substantially all of its property or assets or of the property or assets of any Servicer pursuant to this Section 8.02.

          SECTION 8.03 Limitation on Liability of the Master Servicer and each Servicer and Others. No recourse under or upon any obligation or covenant of this Agreement or any Series Supplement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Master Servicer or any Servicer or of any successor corporation, either directly or through the Master Servicer or any Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and any Series Supplement and the obligations incurred hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Master Servicer or any Servicer or of any successor corporation, or any of them, because of the creation of any indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or any Series Supplement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or any Series Supplement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and any Series Supplement and the issue of such Certificates. The Master Servicer and each Servicer and any director or officer or employee or agent of the Master Servicer and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement or any Series Supplement which in its reasonable opinion may involve it in any expense or liability.

          SECTION 8.04 Master Servicer or Servicer Resignation. Neither the Master Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Master Servicer or such Servicer could take to make the performance of its duties hereunder permissible under applicable law. For purposes of the foregoing sentence, applicable law shall include, without limitation, any condition that relates to the activities of the Master Servicer under any Requirements of Law and that, in the Master Servicer’s reasonable judgment, must be satisfied in order for any affiliate of the Master Servicer not otherwise treated as a bank holding company (or any similar designation under the Bank Holding Company Act of 1956, as said act may be amended from time to time) to avoid being treated as a bank holding company under the Bank Holding Company Act of 1956, as amended, or to avoid limitations under said act upon the activities in which the Master Servicer or any affiliate of the Master Servicer may engage. Any such determination permitting the resignation of the Master Servicer or such Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Master Servicer or Successor Servicer, as applicable, shall have assumed the responsibilities and obligations of the Master Servicer or such Servicer in accordance with Section 10.03 hereof. The Master Servicer shall notify Standard & Poor’s of any resignation of any Servicer or the Master Servicer pursuant to this Section 8.04.

          SECTION 8.05 Access to Certain Documentation and Information Regarding the Receivables and Interchange. The Master Servicer and each Servicer shall provide to the Trustee access to its documentation regarding the Accounts, the Receivables and Interchange in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Master Servicer’s or the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Master Servicer or the Servicer, as applicable. Nothing in this Section 8.05 shall derogate from the obligation of the Sellers, the Trustee, the Master Servicer and each Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors. The failure of the Master Servicer or the Servicer, as applicable, to provide access as provided in this Section 8.05 as a result of such obligation shall not constitute a breach of this Section 8.05.

          SECTION 8.06 Delegation of Duties. In the ordinary course of business, the Master Servicer and each Servicer may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable Credit Guidelines. Such delegation shall not relieve the Master Servicer or any Servicer of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.04 hereof. Discover Bank shall provide the Rating Agencies and the

Trustee with written notice prior to the delegation of any of its duties as Master Servicer or Servicer to any Person other than Discover Bank or its affiliates or their respective successors and assigns. The Master Servicer shall provide the Rating Agencies with written notice prior to the delegation by any other Servicer of any of the duties of such Servicer to any other Person, other than such Servicer’s affiliates or their respective successors and assigns.

          SECTION 8.07 Examination of Records. Each Servicer shall clearly and unambiguously identify each Account with respect to which it is the Servicer (including any Additional Account designated pursuant to Section 2.10) in its computer records to reflect that the Receivables arising in such Account and the corresponding portion of Interchange arising on and after the effective date of designation of such Account have been conveyed to the Trust pursuant to this Agreement or an Assignment. Each Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

          SECTION 8.08 Seller or Master Servicer to File Reports Pursuant to Securities Exchange Act. Each Seller and the Master Servicer are hereby authorized by the Trustee to file on behalf of the Trust all reports required to be filed with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Securities Exchange Act of 1934, as amended, or any rules or regulations thereunder. The Trustee shall not be obligated to file on behalf of the Trust any such reports described in the preceding sentence.

ARTICLE IX.
AMORTIZATION AND CERTAIN OTHER EVENTS

          SECTION 9.01 Amortization Events. If any one of the following events shall occur with respect to any Series of Investor Certificates:

          (a) failure on the part of any Seller (i) to make any payment or deposit required by the terms of this Agreement or a related Series Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any other material covenants or agreements of such Seller set forth in this Agreement or a Series Supplement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Seller by the Trustee, or to such Seller and the Trustee by the Investor Certificateholders evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby;

          (b) any representation or warranty made by any Seller in this Agreement or a Series Supplement or any information contained in Schedule 1 hereto shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or Schedule 1 continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller by the Trustee, or to such Seller and the Trustee by the Holders of

Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby;

          (c) any Additional Seller that is subject to the bankruptcy laws of the United States of America shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; any such Additional Seller shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer, or consent; or any such Additional Seller shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (d) Discover Bank, or any Additional Seller that is not subject to the bankruptcy laws of the United States of America, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Discover Bank or any such Additional Seller; or Discover Bank or any such Additional Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (e) any order for relief against any Additional Seller that is subject to the bankruptcy laws of the United States of America shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of any such Additional Seller under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of any such Additional Seller, or of any substantial part of the property of any such Additional Seller, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (f) Discover Bank as Seller shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement and such inability shall continue for five Business Days;

          (g) any Seller other than Discover Bank shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement and such inability shall continue for five Business Days;

          (h) the Trust shall become an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

          (i) any Master Servicer Termination Event or any Servicer Termination Event shall occur;

          (j) the amount of Principal Receivables in the Trust at the end of any Due Period shall be less than the Minimum Principal Receivables Balance and Discover Bank shall have failed to assign Receivables in Additional Accounts or Participation Interests to the Trust on behalf of the Holder of the Seller Certificate in at least the amount of such deficiency by the tenth day of the calendar month of the following due Period (for purposes of this clause (i) the amount of Receivables in Additional Accounts shall be determined as of the last day of the Due Period preceding the assignment of such Receivables to the Trust); or

          (k) any other event specified as an Amortization Event in the Series Supplement for such Series shall occur;

then

          (w) in the case of any event described in subparagraph (a), (b), (g) or (i), after any applicable grace period set forth in such subparagraphs, either the Trustee or the Holders of Investor Certificates of any Class materially adversely affected thereby evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of such Class by notice then given in writing to Discover Bank on behalf of the Holder of the Seller Certificate and the Master Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that an amortization event (an “Amortization Event”) has occurred with respect to such Series as of the date of such notice;

          (x) in the case of any event described in subparagraphs (c), (d), (e), (f), (h) or (j) an Amortization Event shall occur immediately upon the occurrence of such event; and

          (y) in the case of any event described in subparagraph (k), an Amortization Event shall occur with respect to such Series pursuant to the terms of such Series Supplement.

If an Amortization Event described in subparagraphs (c), (d), (e), (f), (h) or (j) shall occur, this Section 9.01 constitutes written notice by the Trustee and not less than 51% of the Class Invested Amount of each Class of each Series then outstanding to the Master Servicer and Sellers that such Amortization Event has occurred. No additional notice of any kind, which is hereby waived by the Sellers and the Master Servicer, shall be required as a condition of the occurrence of any Amortization Event described in subparagraphs (c), (d), (e), (f), (h) or (j). Discover Bank on behalf of the Holder of the Seller Certificate (or the Master Servicer with respect to an Amortization Event that relates to the Master Servicer or any Servicer) shall give prompt notice to the Rating Agencies of the occurrence of any Amortization Event.

ARTICLE X.
MASTER SERVICER AND SERVICER TERMINATION EVENTS

          SECTION 10.01 Master Servicer Termination Events. If any one of the following events (a “Master Servicer Termination Event”) shall occur and be continuing:

          (a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal on or before the date occurring five Business Days after the date such payment, transfer or deposit or instruction is required to be made or given as the case may be, under the terms of this Agreement, any Series Supplement or the Master Servicing Agreement;

          (b) failure on the part of the Master Servicer duly to observe or perform in any respect any other covenants or material agreements of the Master Servicer set forth in this Agreement, any Series Supplement or the Master Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

          (c) any representation, warranty or certification made by the Master Servicer in this Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to this Agreement, any Series Supplement or the Master Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Class of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

          (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any such Master Servicer Termination Event, so long as the Master Servicer Termination Event shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class materially adversely affected thereby, by notice then given in writing to the Master Servicer (and to the Trustee if given by the Investor Certificateholders) (a

“Termination Notice”), may terminate all of the rights and obligations of the Master Servicer under this Agreement and any Series Supplements then outstanding. After receipt by the Master Servicer of such Termination Notice, and on the date that a Successor Master Servicer shall have been appointed by the Trustee pursuant to Section 10.03, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in a Successor Master Servicer; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Master Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Master Servicer agrees to cooperate with the Trustee and such Successor Master Servicer in effecting the termination of the responsibilities and rights of the Master Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Master Servicer of all authority of the Master Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Master Servicer for deposit, or which have been deposited by the Master Servicer in any Investor Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Master Servicer. The terminated Master Servicer shall promptly make available its electronic records relating to the Receivables and Interchange to the Successor Master Servicer in such electronic form as the Successor Master Servicer may reasonably request and shall promptly make available to the Successor Master Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables and the determining and reporting of Interchange in the manner and at such times as the Successor Master Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the terminated Master Servicer to disclose to the Successor Master Servicer information of any kind which the Master Servicer reasonably deems to be confidential, the Successor Master Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Master Servicer shall deem necessary to protect its interests.

          SECTION 10.02 Servicer Termination Events. If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing with respect to any Servicer:

          (a) any failure by any Servicer to make any payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made under the terms of this Agreement, any Series Supplement or the Master Servicing Agreement; or

          (b) failure on the part of any Servicer duly to observe or perform in any respect any covenants or material agreements of such Servicer set forth in this Agreement, any Series Supplement or the Master Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, or to such Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

          (c) any representation, warranty or certification made by any Servicer in this Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to this Agreement, any Series Supplement or the Master Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Class of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, or to such Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

          (d) any Servicer that is not subject to the bankruptcy laws of the United States of America shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against any Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; or any Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (e) any Servicer that is subject to the bankruptcy laws of the United States of America shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or any such Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent; or any such Servicer shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (f) any order for relief against any Servicer that is subject to the bankruptcy laws of the United States of America shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of any such Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of any such Servicer, or of any substantial part of the property of any such Servicer, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

then, in the event of any Servicer Termination Event, so long as the Servicer Termination Event shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class materially adversely affected thereby, by notice then given in writing to the Master Servicer and to the Servicer to which any such Servicer Termination Event relates (and to the Trustee if given by the Investor Certificateholders) (a “Termination Notice”), may terminate all of the rights and obligations of such Servicer under this Agreement, any Series Supplements then outstanding and the Master Servicing Agreement. After receipt by such Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.03 with respect to such Servicer, all authority and power of such Servicer under this Agreement, any Series Supplements then outstanding and the Master Servicing Agreement shall pass to and be vested in such Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Such Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of such Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of such Servicer to service such Servicer’s Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by such Servicer for deposit, or which have been deposited by such Servicer in any Investor Account, or which shall thereafter be received with respect to such Receivables, and in assisting the Successor Servicer. The terminated Servicer shall promptly make available its electronic records relating to the Receivables and Interchange to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly make available to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables and the determining and reporting of Interchange in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.02 shall require the terminated Servicer to disclose to the Successor Servicer information of any kind which such Servicer reasonably deems to be confidential, such Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as such Servicer shall deem necessary to protect its interest.

          SECTION 10.03 Trustee to Act; Appointment of Successor Master Servicer and/or Successor Servicer.

          (a) On and after the receipt by the Master Servicer or any Servicer of a Termination Notice pursuant to Section 10.01 or 10.02, the Master Servicer or such Servicer, as applicable, shall continue to perform all servicing functions performed by it under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by Master Servicer or such Servicer, as applicable, and the Trustee. The Trustee shall as promptly as possible appoint a successor master servicer or servicer, as applicable, (the “Successor Master Servicer” or “Successor Servicer,” as applicable) and such Successor Master Servicer or Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Master Servicer or Successor Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer or such Servicer, as applicable, ceases to act as such, the Trustee without further action shall automatically be appointed the Successor Master Servicer or Successor Servicer, as applicable. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any bank or other corporation having a net worth of not less than $100,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Master Servicer or Successor Servicer, as applicable, hereunder. The Trustee shall deliver notice to Standard & Poor’s of the proposed appointment of any Successor Master Servicer or Successor Servicer, and any such appointment of a Successor Master Servicer shall become effective only if Standard & Poor’s shall have advised the Trustee that such appointment would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn; provided, however, that no such advice shall be necessary if such appointment is made by a court of competent jurisdiction.

          (b) Upon its appointment, the Successor Master Servicer or Successor Servicer, as applicable, shall be the successor in all respects to the terminated Master Servicer or Servicer, as applicable, with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties, liabilities and protections relating thereto placed on or provided to the Master Servicer or Servicer by the terms and provisions hereof and the Successor Master Servicer or Successor Servicer, as applicable, shall be deemed to have made the representations and warranties set forth in Section 3.05 hereof, and all references in this Agreement to the Master Servicer or such Servicer, as applicable, shall be deemed to refer to the Successor Master Servicer or Successor Servicer, as applicable, except, if agreed upon by Discover Bank and any Successor Master Servicer or Successor Servicer, for the references in Section 11.05, which shall continue to refer to Discover Bank; provided, however, that Discover Bank shall not pay or reimburse the Trustee pursuant to Section 11.05 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Master Servicer or Successor Servicer. Any Successor Master Servicer or Successor Servicer, as applicable, shall expressly be authorized, subject to Section 8.06, to delegate any of its duties hereunder to Discover Bank on and after the date of any transfer of servicing pursuant to this Section 10.03.

          (c) Upon its appointment, any Successor Master Servicer or Successor Servicer shall enter into the Master Servicing Agreement, and the former Master Servicer or Servicer, as applicable, shall cease to be a party to the Master Servicing Agreement.

          (d) In connection with the appointment of a Successor Master Servicer, the Trustee may make such arrangements for the compensation of any Successor Master Servicer out of Collections and Interchange as it and such Successor Master Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee set forth in Section 3.03. The Holder of the Seller Certificate agrees that if the Master Servicer or any Servicer is terminated hereunder, it will, at the request of the Trustee or any Successor Master Servicer or Successor Servicer, deposit a portion of the Finance Charge Collections and Interchange that it is entitled to receive pursuant to Section 4.03(c)(ii) to pay its share of the compensation of such Successor Master Servicer or Successor Servicer.

          (e) All authority and power granted to any Successor Master Servicer or Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Holder of the Seller Certificate and, without limitation, Discover Bank on behalf of the Holder of the Seller Certificate is hereby authorized and empowered to execute and deliver, on behalf of any Successor Master Servicer or Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Any Successor Master Servicer or Successor Servicer agrees to cooperate with the Holder of the Seller Certificate in effecting the termination of the responsibilities and rights of such Successor Master Servicer or Successor Servicer to conduct servicing on the Receivables. Any Successor Master Servicer or Successor Servicer shall transfer its electronic records relating to the Receivables to Discover Bank on behalf of the Holder of the Seller Certificate in such electronic form as Discover Bank may reasonably request and shall transfer all other records, correspondence and documents to Discover Bank on behalf of the Holder of the Seller Certificate in the manner and at such times as Discover Bank shall reasonably request. To the extent that compliance with this Section 10.03 shall require any Successor Master Servicer or Successor Servicer to disclose to any Seller information of any kind which such Successor Master Servicer or Successor Servicer deems to be confidential, such Seller shall be required to enter into such customary licensing and confidentiality agreements as such Successor Master Servicer or Successor Servicer shall deem necessary to protect its interests.

          SECTION 10.04 Notification to Investor Certificateholders. Upon the occurrence of any Master Servicer Termination Event or any Servicer Termination Event, the Master Servicer or Servicer, as applicable, shall give prompt written notice thereof to the Trustee and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Master Servicer or a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Rating Agencies and to the Investor Certificateholders.

          SECTION 10.05 Waiver of Past Breaches. The Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series affected by any default by the Master Servicer, any Servicer or the Sellers may, on behalf of all Holders of Certificates of such affected Class, waive the effect of any Master Servicer Termination Event or Servicer Termination Event or breach by any Seller in the performance of its obligations hereunder and its consequences, except a failure to make any required deposits or payments in accordance with Section 4.03 or the applicable Series Supplement and except any Amortization Event arising under Sections 9.01(c), (d) or (e). Upon any such waiver of a past breach, such breach shall cease to exist with respect to such Class of such Series, and any breach arising therefrom shall be deemed to have been remedied for every purpose of this Agreement with respect to such Class of such Series. No such waiver shall extend to any subsequent or other breach or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI.
THE TRUSTEE

          SECTION 11.01 Duties of Trustee.

          (a) The Trustee, prior to the occurrence of any Master Servicer Termination Event or any Servicer Termination Event of which it has knowledge and after the curing of all Master Servicer Termination Events and all Servicer Termination Events that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement or any Series Supplement. If any Master Servicer Termination Event or any Servicer Termination Event of which the Trustee has knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement or any Series Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement or any Series Supplement, shall examine them to determine whether they conform to the requirements of this Agreement or such Series Supplement. The Trustee shall give prompt written notice to the Certificateholders of any lack of conformity of any such instrument to the applicable requirements of this Agreement or any Series Supplement discovered by the Trustee that would entitle a specified percentage of the Certificateholders of any Class of any Series to take any action pursuant to this Agreement or any Series Supplement.

          (c) Subject to Section 11.01(a) no provision of this Agreement or any Series Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (i) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series materially adversely affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iii) The Trustee shall not be charged with knowledge of any Master Servicer Termination Event referred to in Section 10.01(d) or any Servicer Termination Event referred to in Section 10.02(c) or with knowledge of any Amortization Event described in Sections 9.01(b), (c), (d), (e), (f), (g), (i) or (j) (but only, in the case of Section 9.01(i), if such Amortization Event relates to either a Master Servicer Termination Event described in Section 10.01(d) or a Servicer Termination Event described in Section 10.02(c)) unless a Responsible

Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, any Servicer or any Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 10% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; and

     (iv) The Trustee shall not be liable for any loss attributable to the investment of funds in any Permitted Investment pursuant to this Agreement or any Series Supplement nor shall the Trustee be liable for the default or misconduct of the Master Servicer with regard to its obligations in respect of funds on deposit in any Series Principal Funding Account (as set forth in each applicable Series Supplement). In no event shall the Trustee be liable for the payment of interest on any funds in its possession, except as expressly provided in this Agreement.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Series Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Series Supplement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or any Servicer in accordance with the terms of this Agreement or any Series Supplement.

          (e) Except for actions expressly authorized by this Agreement or any Series Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable existing as of the Cut-Off Date or thereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in Section 2.10 or an applicable Series Supplement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.10 hereof, (ii) add any other investment, obligation or security to the Trust, or (iii) withdraw from the Trust any (a) Receivables or (b) receivables in Charged-Off Accounts, except for a withdrawal permitted under Sections 2.05(b), 2.07(b), 2.11 (including the removal of Interchange), 3.02(b), 3.02(e), 12.01 or 12.02.

          (g) In the event that the Paying Agent or the Transfer Agent shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

          (h) If any Seller has agreed to transfer any of its credit receivables (other than the Receivables) to another Person, upon the written request of such Seller, the Trustee will enter into such agreements with the transferee of such receivables as are necessary and desirable to separately identify the rights of the Trust and such other Person in such Seller’s receivables; provided, however, that the Trustee shall not be required to enter into any agreement which could adversely affect the interests of the Certificateholders; and provided, further, that such Seller shall provide the Rating Agencies with notice of any written agreement entered into pursuant to this Section 11.01(h).

          (i) Any action, suit or proceeding brought in respect of one or more particular Class or Series shall have no effect on the Trustee’s rights, duties and obligations hereunder with respect to any Classes or Series not the subject of such action, suit or proceeding.

          SECTION 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

          (a) The Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Series Supplement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of any Master Servicer Termination Event or any Servicer Termination Event (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

          (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Series Supplement;

          (e) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series which could be materially adversely affected if the Trustee does not make such investigation;

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

          (g) Except as may be required by Section 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Sellers with their respective representations and warranties or for any other purpose.

          SECTION 11.03 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Series Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Sellers of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Holder of the Seller Certificate in respect of the Receivables or any deficiency in amounts deposited in any Investor Accounts by the Master Servicer.

          SECTION 11.04 Trustee May Own Investor Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights with respect to such Investor Certificates as it would have if it were not the Trustee.

          SECTION 11.05 The Master Servicer to Pay Trustee’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Series Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Master Servicer or Successor Servicer pursuant to Section 10.03, the provision of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Master Servicer or Successor Servicer, as applicable, and the compensation of the Trustee as Successor Master Servicer or Successor Servicer shall be determined in accordance with Section 10.03 or the relevant provisions of the Master Servicing Agreement, as applicable. The Master Servicer’s obligations under this Section shall survive the termination of the Trust and the resignation or removal of the Trustee.

          SECTION 11.06 Master Servicer and Servicer Indemnification of Trustee. The Master Servicer and each Servicer shall indemnify and hold harmless the Trustee from and against any loss, liability, expense, damage or injury (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) that may be imposed on, incurred by or asserted at any time against the Trustee (whether or not indemnified against by other parties) arising out of any acts or omissions of the Master Servicer or such Servicer, as applicable, hereunder including, without limitation, acts or omissions of the Master Servicer or such Servicer relating to the administration of the Trust, the servicing and administration of the Receivables, the collection of payments due under the Receivables, the preparation of reports and other information with respect to the Receivables or the Trust, the execution and delivery of any documents relating to the Receivables or the Trust, and the registration or filing of any document with the Securities and Exchange Commission, the Internal Revenue Service or any other securities or tax authority of any jurisdiction with respect to the Receivables or the Trust; provided, however, that neither the Master Servicer nor any Servicer shall indemnify the Trustee to the extent any such loss, liability, expense, damage or injury results from fraud, negligence, breach of fiduciary duty or misconduct by the Trustee or from action taken by the Trustee at the request of the Investor Certificateholders. The Master Servicer’s and each Servicer’s obligations under this Section shall survive the termination of the Trust and the resignation or removal of the Trustee.

          SECTION 11.07 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank or trust company in good standing, organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a long-term debt rating from Moody’s of at least Baa3 and from Standard & Poor’s of at least BBB- and subject to supervision or examination by federal or state banking authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

          SECTION 11.08 Resignation or Removal of Trustee.

          (a) The Trustee may, upon the giving of written notice to the Sellers and the Master Servicer and the appointment of a successor trustee, resign and be discharged from the trust hereby created. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 hereof and shall fail to resign after written request therefor by the Sellers, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.09 hereof. The Master Servicer shall provide written notice to the Rating Agencies of any resignation or removal of the Trustee and the appointment of any successor trustee.

          SECTION 11.09 Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 11.08 hereof shall execute, acknowledge and deliver to the Sellers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Series Supplement, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder; and the Sellers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section 11.09 unless at the time of such acceptance (i) such successor trustee shall be eligible under the provisions of Section 11.07 hereof and (ii) such successor trustee shall have a long-term debt rating of Baa3 (or a rating comparable thereto) or higher from Moody’s and of BBB- (or a rating comparable thereto) or higher from Standard & Poor’s; provided that, in the case of a bank or trust company which is the principal subsidiary in a holding company system, the rating referred to above shall be the rating of the bank or trust company in such system.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.09, such successor trustee shall notify all Certificateholders of such succession hereunder.

          SECTION 11.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section

11.07 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Moody’s and Standard & Poor’s of the occurrence of any such event.

          SECTION 11.11 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions of this Agreement or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.09 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any applicable law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or any Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and

     (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 11.11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement and any Series Supplement, specifically including every provision of this Agreement or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Rating Agencies.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 11.12 Tax Returns. In the event the Trust shall be required to file tax returns, the Master Servicer shall cause a firm of nationally recognized independent public accountants to prepare any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Master Servicer shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Master Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee or the Master Servicer be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including, without limitation, federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          SECTION 11.13 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

          SECTION 11.14 Suits for Enforcement.

          (a) If a Master Servicer Termination Event or any Servicer Termination Event with respect to any Servicer shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 10.02, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Series Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Series Supplement or in aid of the execution of any power granted in this Agreement or any Series Supplement or for the enforcement of any other, legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Certificateholder thereof or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

          SECTION 11.15 Rights of Investor Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series affected by the conduct of any proceeding or the exercise of any right conferred by the Trustee shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further, that nothing in this Agreement or any Series Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

          SECTION 11.16 Representations and Warranties of Trustee. The Trustee represents and warrants and any successor trustee shall represent and warrant that:

          (a) The Trustee is organized, existing and in good standing under the laws of the United States of America;

          (b) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

          (c) This Agreement has been duly executed and delivered by the Trustee.

          SECTION 11.17 Maintenance of Office or Agency. The Holder of the Seller Certificate will maintain at its expense (a) in the Borough of Manhattan, The City of New York and in Chicago, Illinois in the case of Registered Certificates and (b) in the case of Bearer Certificates, in London, if and for so long as any Bearer Certificates are outstanding, and in Luxembourg, if and for so long as any Bearer Certificates are outstanding and are listed on the Luxembourg Stock Exchange, and such exchange shall so require, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates, this Agreement and any Series Supplement may be served. The Holder of the Seller Certificate initially appoints the Corporate Trust Office of the Trustee as the office for such purposes in Chicago, Illinois and the New York office of the Trustee is located at 100 Wall Street, Suite 1600, New York, New York 10005 for such purposes in New York. The Trustee will give prompt written notice to the Master Servicer and each Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 11.18 Requests for Agreement. A copy of the Agreement or any Series Supplement may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office and will be provided at the expense of the Master Servicer.

ARTICLE XII.
TERMINATION

          SECTION 12.01 Termination of Sellers’ Obligations; Termination of Trust.

          (a) The respective obligations and responsibilities of the Sellers, the Master Servicer, each Servicer and the Trustee created hereby shall terminate (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth), except with respect to the duties described in Sections 7.04, 11.06 and Section 12.02(b), upon the Final Trust Termination Date or, if earlier, at the option of the Sellers, on the day after the Distribution Date on which funds shall have been deposited in the Series Distribution Accounts sufficient to pay in full the Aggregate Investor Interest plus accrued and unpaid Certificate Interest at the applicable Certificate Rates on all Series then outstanding.

          (b) If as of the Distribution Date with respect to each Series then outstanding in the month immediately preceding the month in which the Final Trust Termination Date occurs the Aggregate Investor Interest would be greater than zero (after giving effect to all transfers, withdrawals and deposits to occur on such date pursuant to applicable Series Supplements), Receivables (or interests therein), which shall be selected at random from the Receivables, in an amount sufficient to yield proceeds equal to the Aggregate Investor Interest plus any accrued and unpaid Certificate Interest with respect to each outstanding Series and any amounts owing to any Credit Enhancement Provider with respect to any outstanding Series pursuant to the applicable Series Supplement (after giving effect to such transfers, withdrawals and deposits) shall be sold on behalf of the Trust before the Final Trust Termination Date by an institution acceptable to the Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables or trust certificates similar to the Investor Certificates, and the proceeds therefor shall be paid to the Trust on or prior to the last Distribution Date with respect to each Series then outstanding. No Seller and no affiliate or agent of any Seller shall be permitted to bid for or purchase Receivables pursuant to this Section 12.01(b); provided, however, that an affiliate or agent of any Seller may act as selling institution for the sale as specified in the preceding sentence, so long as such affiliate or agent does not act as principal in connection with such sale. The proceeds of such sale shall be treated as Collections on the Receivables and shall be allocated among outstanding Series and deposited in accordance with Section 4.03 and the applicable Series Supplements; provided, however, that any such proceeds received after the end of the Due Period related to the last Distribution Date before the Final Trust Termination Date shall nevertheless be deemed to have been received during such Due Period. During such period ending on such Distribution Date, the Master Servicer and the Servicers shall continue to process Collections on the Receivables and deposit such Collections in accordance with the provisions of Section 4.03. Section 12.03 will apply with respect to any Receivables not sold pursuant to this Section 12.01(b).

          SECTION 12.02 Final Distribution with Respect to any Series.

          (a) Written notice of the termination of any Series, specifying the Distribution Date upon which the Investor Certificateholders of such Series may surrender their Certificates for payment of the final distribution and cancellation, shall be given (subject to at least two days’ prior notice from the Master Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series not later than the 10th day of the month of such final distribution specifying (i) the Distribution Date (which shall be the Distribution Date upon which the deposit is made pursuant to Section 2.05(b), 12.01(b) or 12.02(a)) upon which final payment for such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which in the case of Bearer Certificates shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Master Servicer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer’s Certificate setting forth the information specified in Sections 3.07(a) and 3.07(b) covering the period during the transition period from January 1, 1998 through November 30, 1998, or the then-current fiscal year ended November 30, as applicable, through the date of such notice. The Trustee shall give such notice to the Transfer Agent, the Paying Agent and Moody’s at the time such notice is given to such Investor Certificateholders.

          (b) Notwithstanding the termination of the Trust pursuant to Section 12.01(a) or the occurrence of the Series Termination Date with respect to any Series pursuant to Section 12.02(a) and the applicable Series Supplement, all funds then on deposit in the Series Distribution Account shall continue to be held in trust for the benefit of the Certificateholders of such Series and the Paying Agent or the Trustee shall pay such funds to such Certificateholders upon surrender of their Certificates. In the event that all of the Investor Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series to surrender their Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Series Distribution Account held for the benefit of such Investor Certificateholders.

          (c) If as of the Distribution Date in the month immediately preceding the month in which a Series Termination Date occurs, the Series Investor Interest with respect to such Series is greater than zero (after giving effect to all transfers, withdrawals and deposits to occur on such date), Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued and unpaid Certificate Interest with respect to such Series and any amounts owing to the Credit Enhancement Provider with respect to such

Series pursuant to the Series Supplement for such Series, if applicable, on such Series Termination Date (after giving effect to such transfers, withdrawals and deposits) shall be sold on behalf of the Trust by an institution acceptable to the Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables or of trust certificates similar to the Investor Certificates; provided, however, that in no event shall the amount of Receivables sold hereunder with respect to any Series exceed the product of (A) the aggregate amount of Receivables in the Trust and (B) a fraction the numerator of which is the Series Investor Interest of such Series and the denominator of which is the Aggregate Investor Interest, in each case, on such Distribution Date in the month immediately preceding the month in which such Series Termination Date occurs; and provided, further, the Receivables selected to be sold hereunder shall not be materially different from the Receivables remaining in the Trust as of such Distribution Date and shall be selected at random from the Receivables. The proceeds (the “Series Termination Proceeds”) therefrom shall be paid to the Trust and immediately deposited into the Series Distribution Account with respect to such Series and paid to the Investor Certificateholders of such Series and to the Credit Enhancement Provider or otherwise, if applicable, pursuant to the terms of the Series Supplement, on the Distribution Date with respect to such Series immediately following such deposit. Such payment shall be deemed to be the final distribution with respect to such Series. No Seller and no affiliate or agent of any Seller shall be permitted to bid for or purchase Receivables pursuant to this Section 12.02(c); provided, however, that an affiliate or agent may act as selling institution for the sale as specified in the first sentence of this Section 12.02(c), so long as such affiliate or agent does not act as principal in connection with such sale.

          SECTION 12.03 Sellers’ Termination Rights. Upon the termination of the Sellers’ obligations and responsibilities with respect to the Trust pursuant to Section 12.01 and the surrender, if applicable, of any certificated Seller Certificate, the Trustee shall distribute to each Holder of the Seller Certificate such Holder’s pro rata share of any Receivables and Interchange and cash remaining in the Trust in respect of the Seller Interest. Such distribution will be made without recourse, representation or warranty except for the warranty that since the date of transfer by any Seller under this Agreement, the Trustee has not sold, transferred or encumbered any such Receivables, Interchange or interests in either. Such distribution shall transfer all right, title and interest of the Trust in the Receivables and Interchange, whether then existing or thereafter created, and all proceeds of either except, if applicable, for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment including, without limitation, any document necessary to release the Trust’s security interest in such Receivables and Interchange and to release any filing evidencing or perfecting such security interest, in each case without recourse, as shall be reasonably requested by the Holder of the Seller Certificate to vest in the Holder of the Seller Certificate all right, title and interest which the Trust had in such Receivables and Interchange.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

          SECTION 13.01 Amendment.

          (a) This Agreement and any Series Supplement may be amended from time to time by the Master Servicer, the Sellers, the Trustee and the Servicers, without the consent of any of the Certificateholders, for one or more of the following purposes:

     (i) to add to the covenants and agreements of this Agreement or any Series Supplement for the benefit of the Investor Certificateholders of all or any Classes of all or any Series (and if such covenants and agreements are for the benefit of less than all Classes of all Series, stating that such covenants and agreements are expressly being included solely for the benefit of such Class of such Series), or to surrender any right or power herein reserved to or conferred upon the Sellers, the Master Servicer or any Servicer; provided, however, that such action shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding; and provided, further, that the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(a) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller);

     (ii) to add provisions to or change or eliminate any of the provisions of this Agreement or any Series Supplement, provided that any such addition, change or elimination shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding; and provided, further, that the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(a) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller);

     (iii) to add provisions to or change any of the provisions of this Agreement or any Series Supplement for the purpose of accommodating the addition of Participation Interests to the Trust pursuant to Section 2.10; or

     (iv) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement, any Series Supplement or in any amendment to this Agreement or any Series Supplement.

          The Trustee is hereby authorized to join with the Sellers, the Master Servicer and the Servicers in the execution of any amendment authorized or permitted by the terms of this Agreement, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amendment which affects the Trustee’s rights, duties or immunities under this Agreement or otherwise. A copy of each amendment adopted pursuant to this Section 13.01(a) shall be sent to the Rating Agencies.

          (b) This Agreement and any Series Supplement may also be amended from time to time by the Master Servicer, the Sellers, the Trustee and the Servicers with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% of the Class Invested Amount of each Class adversely affected or, with respect to any Class the Investor Certificates of which are, in whole or in part, represented by Bearer Certificates, by vote of persons entitled to vote Fractional Undivided Interests evidencing not less than 66-2/3% of the Class Invested Amount with respect to such Class represented and voting at a meeting of the Investor Certificateholders of such Class at which a quorum is present, as described in Section 6.12, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Series Supplement or of modifying in any manner the rights of the Investor Certificateholders of any Class then outstanding; provided, however, that the Trustee shall have been advised by the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to any Class of any Series then outstanding by each Rating Agency and provided, further that no such amendment shall materially and adversely affect the interests of the Investor Certificateholders of any Class then outstanding by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate of any Class without the consent of the affected Investor Certificateholders or reducing the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class. For purposes of calculating whether a 66- 2/3% consent has been achieved pursuant to this Section 13.01(b), the applicable Class Invested Amount or Series Invested Amount shall be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller, and no Seller or affiliate or agent of a Seller shall be entitled to vote on any amendment pursuant to this Section 13.01(b). Notwithstanding the foregoing, the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(b) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller). The Trustee shall give prompt notice to the Rating Agencies of the solicitation of any consents for the purpose of amending this Agreement or any Series Supplement pursuant to this Section 13.01(b).

          (c) Promptly after the execution of any such amendment or consent pursuant to Section 13.01(b), the Trustee shall notify the Investor Certificateholders of the substance of such amendment. No notice will be given to the Investor Certificateholders with regard to any amendment made pursuant to Section 13.01(a).

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Notwithstanding the foregoing provisions of this Section 13.01, none of (i) the execution and delivery of any Series Supplement pursuant to Section 6.06, (ii) the addition of Receivables and Interchange to the Trust pursuant to Section 2.10, (iii) the removal from the

Trust of Receivables and Interchange pursuant to Section 2.11 or of receivables in Charged-Off Accounts pursuant to Sections 3.02(b) and 3.02(e), (iv) the addition or removal of any Seller or Servicer in connection with an addition to or removal from the Trust of Receivables and Interchange, or (v) the replacement of any Servicer, Master Servicer or Trustee pursuant to the terms hereof, shall constitute an amendment for purposes of this Section 13.01.

          (f) For purposes of Sections 2.05, 2.06, 2.07 and 13.01(a) of this Agreement, any material adverse effect on any Credit Enhancement Provider of any Series shall be deemed to constitute a material adverse effect on the interests of the Investor Certificateholders of such Series.

          SECTION 13.02 Protection of Right, Title and Interest to Trust.

          (a) The Master Servicer shall cause all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee’s right, title and interest to the Receivables and Interchange to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Master Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Sellers shall cooperate fully with the Master Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.02(a). The Trustee shall not bear responsibility for filing status.

          (b) Within fifteen days after any Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-506 or 9-507 of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the Applicable State with respect to such Seller, such Seller shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest in the Receivables and Interchange and the proceeds thereof.

          (c) Each of the Sellers, the Master Servicer and each Servicer will give the Trustee prompt written notice of any change in the State under the laws of which such entity is organized, any change in the form of such organization (e.g., corporation to LLC) or any other change that under the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement to continue the perfection of the Trust’s security interest in the Receivables or Interchange and the proceeds of either, and shall file any such financing statements or amendments as may be necessary to continue such perfection. Each of the Sellers, the Master Servicer and each Servicer will at all times maintain its location (determined in accordance with Section 9-307 of the UCC or any comparable or successor provision, however numbered) within the United States of America.

          (d) The Master Servicer will deliver to the Trustee on or before the Trust’s Annual Report Date of each year beginning in 2005 an opinion of counsel containing substantially the provisions set forth in Exhibit I hereto. A copy of such opinion of counsel shall also be sent to the Rating Agencies.

          SECTION 13.03 Limitations on Rights of Investor Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement, any Series or the Trust, nor shall such death or incapacity entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor, except as required by law, shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement or any Series Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Series Supplement, unless such Certificateholder previously shall have given to the Trustee, and unless the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series which may be materially adversely affected but for the institution of such action or proceeding shall have made, written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Series Supplement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement or any Series Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.04 Governing Law. Except as otherwise specifically provided herein, this Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 13.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, or by overnight courier, or telecopied, to (a) in the case of Discover Bank as Seller, Master Servicer or Servicer, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393, (b) in the case of the Trustee, U.S. Bank National Association, c/o U.S. Bank Corporate Trust Servicers, Attn: Patricia M. Child, 209 S. LaSalle Street, Suite 300, Chicago, Illinois, 60604, telecopy (312)-325-8905, and (c) in the case of any other Seller or any other Servicer, at such address as such party shall designate in the Assignment of Additional Accounts with respect to such Seller or Servicer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise specified in the relevant Series Supplement, any notice required or permitted to be mailed to a Holder of a Registered Certificate shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Certificateholder receives such notice.

          No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any notice to Holders of Bearer Certificates shall be published in an Authorized Newspaper within the time period prescribed in this Agreement or the relevant Series Supplement and, in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement or the relevant Series Supplement.

          SECTION 13.06 Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, each of the Sellers, the Trustee, the Master Servicer, each Servicer and any Credit Enhancement Provider agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act of 1933, as amended.

          SECTION 13.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or of any Series Supplement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or of such Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such Series Supplement or of the Certificates or rights of the Certificateholders thereof.

          SECTION 13.08 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.02 and 8.04, this Agreement, including any Series Supplement, may not be assigned by the Master Servicer or any Servicer without the prior consent of Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of each Class of each Series of Investor Certificates on a Class-by-Class basis.

          SECTION 13.09 Investor Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that, to the extent permitted by law, the Certificateholders shall not be personally liable for obligations of the Trust, that the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.02 and 6.03 and payment therefor at time of issuance are and shall be deemed fully paid.

          SECTION 13.10 Further Assurances. The Sellers, the Master Servicer and each Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 13.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 13.12 Counterparts. This Agreement and any Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 13.13 Third-Party Beneficiaries. This Agreement and any Series Supplement will inure to the benefit of and be binding upon the parties hereto and thereto, any Credit Enhancement Providers, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Section 13.13, no other person will have any right or obligation hereunder.

          SECTION 13.14 Actions by Investor Certificateholders.

          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Class of any Series,

unless such provision requires a specific percentage of Investor Certificateholders of a certain Class of a certain Series of all Classes of all Series.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          SECTION 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Series Supplements executed pursuant to this Agreement from time to time, set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, together with such Series Supplements. This Agreement and the Series Supplements may not be modified, amended, waived or supplemented except as provided herein or therein.

          SECTION 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          IN WITNESS WHEREOF, Discover Bank as Seller, Master Servicer and Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Seller, Master Servicer and Servicer

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

EXHIBIT A

FORM OF ASSIGNMENT OF ADDITIONAL ACCOUNTS

          This ASSIGNMENT NO.     OF ADDITIONAL ACCOUNTS (the “Assignment”), dated as of               ,      by [name of Seller] (the “Seller”) to U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America, Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”) is made pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH

          WHEREAS, Discover Bank, a Delaware banking corporation (“Discover Bank”), and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

          WHEREAS, pursuant to Section 2.10(c) of the Pooling and Servicing Agreement, the Seller wishes (i) to designate Additional Accounts of the Seller to be included as Accounts, and (ii) to convey the Receivables existing in such Additional Accounts on the date of such designation and all Receivables created in such Additional Accounts on and after the effective date of such designation, and the corresponding portion of Interchange arising on and after the effective date of designation (“Additional Interchange”), in each case, now existing and hereafter created, to the Trustee as part of the corpus of the Trust; and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof.

          NOW, THEREFORE, the Seller and the Trustee hereby agree as follows:

     1. Defined Terms. All capitalized terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          “Addition Date” shall mean, with respect to the Additional Accounts designated hereby,                ,      .

          “Additional Account Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,                ,     .

     2. Designation of Additional Accounts. The Seller shall on or prior to the fifth Business Day following the Addition Date deliver a computer file, hard copy or microfiche list containing a true and complete list of each credit account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number. Such list shall be marked as Schedule 1 to this Assignment and is hereby incorporated into and made a part of this Assignment and Schedule 1 attached to the Pooling and Servicing Agreement.

     3. Conveyance of Receivables and Interchange. (a) The Seller hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, on and after the Additional Account Cut-Off Date, all right, title and interest of the Seller in and to the Receivables then existing and thereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto, and the corresponding Additional Interchange, and all proceeds (as defined in Section 9-102(a)(64) of the UCC or any successor provision thereto as in effect in the State of Delaware) of such Receivables and Additional Interchange (collectively, the “Transferred Assets.”) In the event such sale, transfer, assignment, or conveyance is deemed not to constitute a valid transfer and assignment to the Trust for the benefit of the Certificateholders of all right, title and interest of Seller in and to such property or is deemed to constitute a security interest, the Seller does hereby grant to the Trust a security interest therein, and this Assignment shall constitute a security agreement under applicable law.

          (b) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment to indicate, or to cause to be indicated, in the computer files of the Servicer with respect to the Additional Accounts designated hereby, that Receivables created in connection with the Additional Accounts designated hereby and Additional Interchange related to such Additional Accounts have been sold to the Trustee pursuant to this Assignment for the benefit of the Certificateholders.

     4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by the Seller in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby and the corresponding portion of Additional Interchange on such Additional Accounts, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, on or prior to the fifth Business Day following the Addition Date, the Seller shall deliver to the Trustee the computer file described in Section 2 of this Assignment.

     5. Representations and Warranties of Seller. The Seller represents and warrants that the Additional Accounts were not selected on the basis of any selection criteria believed by the Seller to be materially adverse to the interests of the Holders of any Class of any Series outstanding on the date hereof or any Credit Enhancement Provider.

     6. Conditions Precedent. The acceptance of the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 is subject to the conditions that (a) the Seller shall have delivered to the Trustee a certificate of a Vice President or more senior officer, certifying that all requirements set forth in Section 2.10(c) of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts and Additional Interchange, whether now existing or hereafter created, to the Trust have been satisfied, (b) if the Seller is not Discover Bank, such Seller shall have entered into an amendment to, and become a party to, the Pooling and Servicing Agreement, the Seller Certificate Ownership Agreement and each Series Supplement outstanding on the date hereof, together with each other party to each such agreement or supplement and (c) if the Servicer with respect to the Additional Accounts is not Discover Bank, such Servicer shall have entered into an amendment to, and become a party to, the Pooling and Servicing Agreement and each Series Supplement outstanding on the date hereof, together with each other party to such agreement or supplement, and such Servicer shall have entered into a Master Servicing Agreement, or an amendment thereto, with Discover Bank and each other Servicer, if any.

     7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended by providing that all references to the “Pooling and Servicing Agreement,” “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein, this Assignment of Additional Accounts shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

     8. Intention of Parties. The parties intend the sale, transfer, assignment or conveyance of Receivables and Additional Interchange in connection herewith to be a sale of financial assets in connection with a securitization, an absolute transfer for all purposes (other than for federal, state and local income and franchise tax purposes) and to be treated as a sale for accounting purposes.

     9. Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     10. Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of the Pooling and Servicing Agreement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code Ann. tit. 6, § 2703A et seq: (1) all right, title and interest to the Transferred Assets, which have been transferred to the Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Seller; (2) the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, such Transferred Assets shall not be deemed to be part of the Seller’s property, assets, rights or estate.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment of Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller

By:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Title:

EXHIBIT B

DISCOVER SERVICE MARK

B-1

EXHIBIT C

FORM OF REASSIGNMENT OF RECEIVABLES

          Reassignment of Receivables, dated as of          ,     , by and between [name of Seller] (the “Seller”), and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

          WHEREAS, the Seller and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller wishes (i) to remove all Receivables existing in certain designated Accounts of the Seller as of the date hereof and all Receivables created in such Accounts after the date hereof (the “Removed Accounts”), (ii) to remove the corresponding portion of Interchange arising on and after the date hereof (“Removed Interchange”) and (iii) to cause the Trustee to reconvey the Receivables of such Removed Accounts and the Removed Interchange, whether now existing or hereafter created, from the Trust to the Holder of the Seller Certificate (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts and the Removed Interchange subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          ”Finance Charge Receivables” with respect to any Account for any Due Period shall mean the net amount billed by the Servicer during such Due Period as finance charges on such Account and cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on such Account, late payment charges billed during such Due Period to such Account and any other charges that the Servicer has designated as “Finance Charge Receivables” in accordance with the Pooling and Servicing Agreement on or prior to the Removal Date; provided, however, that in the event any Account that is included in the Accounts as of the Cut-Off Date is not selected before the beginning of the Due Period preceding the Due Period related to the first Trust Distribution Date, the Servicer may utilize a reasonable method of estimation to determine the amount of the Finance Charge Receivables with respect to such Account for the period beginning on the first day of such preceding Due Period and ending on the date on which such Account is selected.

          ”Receivable” shall mean any amount owing by the Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

          ”Removal Date” shall mean, with respect to the Removed Accounts and Removed Interchange designated hereby,               ,     .

          2. Designation of Removed Accounts. The Seller shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file, hard copy or microfiche list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such Accounts being identified by account number and containing the amount of Principal Receivables in such Removed Accounts as of the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment as of the Removal Date and shall be incorporated into and made a part of this Reassignment and shall amend Schedule 1 attached to the Pooling and Servicing Agreement.

          3. Conveyance of Receivables and Interchange.

          (a) The Trustee does hereby transfer, assign, set-over and otherwise convey to the Holder of the Seller Certificate, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all Removed Interchange, all proceeds (as defined in Section 9-306 or Section 9-102(a)(64)of the UCC, as applicable, as in effect in the Applicable State as of the date hereof) of such Receivables, Removed Interchange and Insurance Proceeds relating to either.

          (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Holder of the Seller Certificate on or prior to the date of this Reassignment, all documents necessary to effect the transfer of the Receivables now and hereafter existing in the Removed Accounts and Removed Interchange, including but not limited to a termination statement or financing statement, if requested, with respect to such Receivables and Removed Interchange (which may be a single termination statement or financing statement with respect to all such Receivables and Removed Interchange) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and Removed Interchange, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

          4. Acceptance by Trustee. The Trustee hereby acknowledges that, on or prior to the fifth Business Day following the Removal Date, the Seller shall deliver to the Trustee the computer file, hard copy or microfiche list described in Section 2 of this Reassignment.

          5. Representations and Warranties of the Seller. This Reassignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as the foregoing may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and remedies in general or the rights and remedies of creditors of national banking associations, state banking corporations or similar financial institutions and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity, and by the discretion of the court before which any proceeding therefor may be brought.

          6. Representations and Warranties of the Trustee. Since the date of transfer by the Seller under the Pooling and Servicing Agreement, the Trustee has not sold, transferred or encumbered any Receivable in any Removed Account, the Removed Interchange or any interest in either.

          7. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 8 hereof is subject to the satisfaction of the following conditions precedent:

          (a) the Seller shall have delivered to the Trustee an Officers’ Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.11 of the Pooling and Servicing Agreement for designating Removed Accounts and Removed Interchange and reconveying the Receivables of such Removed Accounts and Removed Interchange, whether now existing or hereafter created, have been satisfied, and (ii) the representations and warranties made by the Seller in Section 5 hereof are true and correct as of the Removal Date. The Trustee may conclusively rely on such Officers’ Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          8. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

          9. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller

By:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Title:

EXHIBIT D

FORM OF SELLER CERTIFICATE

     NO. 1

DISCOVER CARD MASTER TRUST I
PASS-THROUGH CERTIFICATE

(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

          THE SECURITIES REPRESENTED BY THIS SELLER CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT.

          This certifies that Discover Bank, a Delaware banking corporation (“Discover”), which in its capacity as the registered holder of this Seller Certificate is hereinafter referred to as the “Holder”, is the registered owner of a fractional undivided interest in Discover Card Master Trust I (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) existing as of the Initial Cut-Off Date or thereafter created under certain open end credit card accounts for specified Persons (the “Accounts”) originated by Discover or an affiliate of Discover and transferred to the Trust by Discover or one or more Additional Sellers, all monies due or to become due with respect thereto, all proceeds (as defined in 9-102(64) of the Uniform Commercial Code as in effect in the Applicable State) of such Receivables pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004 (the “Pooling and Servicing Agreement”) by and between U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”) and Discover as Master Servicer, Servicer and Seller, a summary of certain of the pertinent provisions of which is set forth herein below, benefits under any Credit Enhancement with respect to any series of Investor Certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable, Interchange and all other assets and interests constituting the Trust.

          To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

          This Certificate is not permitted to be transferred, assigned, exchanged or otherwise conveyed except as expressly permitted in the Pooling and Servicing Agreement.

          This Certificate is the Seller Certificate (the “Seller Certificate”), which represents a fractional undivided interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement, including any series supplements thereto which may be in effect from time to time, to be paid to the Holder of the Seller Certificate. In addition to this Seller Certificate, Investor Certificates, each of which will represent a Fractional Undivided Interest in the Trust, will be issued to investors from time to time pursuant to the Pooling and Servicing Agreement and one or more series supplements thereto. The Seller Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such day of determination minus the Aggregate Investor Interest with respect to such Receivables at the end of such day.

          This Certificate does not represent an obligation of, or an interest in, Discover, any Additional Seller or any Servicer. This Certificate is limited in right of payment to certain collections respecting the Receivables and Interchange, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement, including any series supplements thereto.

          Subject to certain conditions in the Pooling and Servicing Agreement, if the principal of all Investor Certificates then outstanding has not been paid in full prior to the Final Trust Termination Date, the obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate on the Final Trust Termination Date.

          Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement and the surrender of this Seller Certificate, the Trustee shall distribute to the Holder of this Certificate such Holder’s pro rata share of any Receivables, Interchange and cash remaining in the Trust in respect of the Seller Interest (without recourse, representation or warranty except for the warranty that since the date of transfer by the Seller under the Pooling and Servicing Agreement the Trustee has not sold, transferred or encumbered any such Receivable or interest therein). Such distribution shall transfer all right, title and interest of the Trust in the Receivables and Interchange, whether such Receivables and Interchange are then existing or thereafter created, and all proceeds of either. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder to vest in the Holder all right, title and interest which the Trustee had in the Receivables and Interchange.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, Discover has caused this Certificate to be duly executed.

DISCOVER BANK

By:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

          This is the Seller Certificate referred to in the within mentioned Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:

Authorized Officer

EXHIBIT E

FORM OF INITIAL REPORT

DISCOVER CARD MASTER TRUST I

CREDIT CARD
PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of Discover Bank (“Discover Bank”), as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the “Pooling and Servicing Agreement”) by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, hereby certifies as follows:

1.	Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

2.	The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and to deliver this Officer’s Certificate to the Trustee and the Sellers.

3.	Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

4.	The aggregate amount of Principal Receivables as of the Cut-Off Date was $ .

5.	The aggregate amount of Finance Charge Receivables billed during the month prior to the month in which the Cut-Off Date occurred was $ .

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this       day of           , 200  .

DISCOVER BANK, as Master Servicer
By:

Title:

E-1

EXHIBIT F

FORM OF MASTER SERVICER’S ANNUAL CERTIFICATE

DISCOVER CARD MASTER TRUST I

CREDIT CARD
PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of Discover Bank (“Discover Bank”) as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, by and between Discover Bank and U.S. Bank National Association, as Trustee hereby certifies that:

          1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. During the fiscal year ended November 30,      in the course of my duties as an officer of the Master Servicer, I would normally obtain knowledge of any Master Servicer Termination Event.

          4. To the best of my knowledge, no Master Servicer Termination Event has occurred.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this     day of               ,     .

By:

Name:

Title:

F-1

EXHIBIT G

FORM OF SERVICER’S ANNUAL CERTIFICATE

DISCOVER CARD MASTER TRUST I

CREDIT CARD
PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of [NAME OF SERVICER] (“[Name]”) as a Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the “Pooling and Servicing Agreement”), by and among [Name], Discover Bank and U.S. Bank National Association, as Trustee hereby certifies that:

          1. [Name] is a Servicer under the Pooling and Servicing Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. During the fiscal year ended November 30,      in the course of my duties as an officer of [Name], I would normally obtain knowledge of any Servicer Termination Event relating to [Name].

          4. To the best of my knowledge, no such Servicer Termination Event has occurred.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this       day of               ,     .

By:

Name:

Title:

G-1

EXHIBIT H-1

FORM OF CLEARSTREAM BANKING OR EUROCLEAR STATEMENT

U.S. $

Discover Card Master Trust I
Series      -
   % Credit Account Pass-Through Certificates

          This is to certify that, with respect to U.S. $                aggregate principal amount of the above-captioned issue (the “Investor Certificates”), we have received a writing or tested telex or certification or certifications, dated not earlier than 15 days prior to [the Exchange Date], from each of the persons appearing on our records as being entitled to a portion of such aggregate principal amount of the Investor Certificates, substantially in the form attached hereto. Accordingly, we hereby certify that on this date:

          (a) The obligation is owned by a person that is not a U.S. person, as such term is defined in Rule 902(o) under the United States Securities Act of 1933, as amended; and

          (b) the obligation is owned by (1) a person that is not a United States person; (2) a United States person as described in U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(6) (and accordingly the financial institution described in such regulation provides the certificate described therein); or (3) a financial institution described in U.S. Treas. Reg. § 1.165-12(c)(1)(v) for purposes of resale during the restricted period, and such financial institution certifies in addition that it has not acquired the obligation for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

            A certificate described in subsection (b)(1) or (b)(2) of the preceding sentence may not be given with respect to an Investor Certificate that is owned by a financial institution for purposes of resale during the restricted period. Terms used in the foregoing subsection (b) have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            We further certify that we have been directed to request U.S. $           in aggregate principal amount in U.S. $               denominations, U.S. $               in aggregate principal amount in U.S. $                denominations and U.S. $                in aggregate principal amount in U.S. $               denominations. We understand that if we have failed to make the direction in the preceding sentence, such Definitive Euro-Certificates will be issued in denominations of U.S. $                to the extent possible.

            This is further to certify that, with respect to U.S. $                aggregate principal amount of the above-captioned issue, we have received a writing or tested telex or certificate or certification from [name of Manager], copies of which are attached hereto.

H-1-1

          Accordingly, we direct that U.S. $                aggregate principal amount of the above-captioned Investor Certificates be issued in registered form in accordance with the directions set forth on the attached certificates from [name of Manager].

          We understand that this certificate is required in connection with certain securities and tax laws of the United States of America. If an administrative or legal proceeding or official inquiry is commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceeding.

          The foregoing reflects any telexed advice received subsequent to the date of any writing, telex, certification or certifications referred to stating that the statements contained in such certification or certifications are no longer correct.

*Dated:	(Morgan Guaranty Trust Company of New York,
Brussels Office, as operator of the Euroclear
System)
(or)
(Clearstream Banking)

By:

* To be dated as of the date of delivery of the definitive Bearer Investor Certificates and/or Registered Certificates, as applicable, and, in any event, no earlier than the Exchange Date.

H-1-2

EXHIBIT H-2

FORM OF CERTIFICATE WITH RESPECT TO U.S. INSTITUTIONAL INVESTORS

U.S. $

Discover Card Master Trust I
Series      -
   % Credit Account Pass-Through Certificates

          In connection with the initial issuance and placement of the above-captioned Investor Certificates, an institutional investor in the United States is purchasing U.S. $               aggregate principal amount of such Investor Certificates held in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Clearstream Banking] on behalf of such investor.

          We reasonably believe that such institutional investor is a “qualified institutional buyer” as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

          We understand that this certificate is required in connection with certain securities laws of the United States of America. If an administrative or legal proceeding or official inquiry is commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceeding.

          On behalf of such institutional investor, we direct that U.S. $               in aggregate principal amount of the above-captioned Investor Certificates be issued in registered form to [delivery instructions].

*Dated:
[signature]

* To be dated as of the date of delivery of the Definitive Euro-Certificates in registered form, and, in any event, no earlier than the Exchange Date.

H-2-1

EXHIBIT H-3

FORM OF CERTIFICATE REGARDING BENEFICIAL OWNERSHIP

U.S. $

Discover Card Master Trust I
Series      -
   % Credit Account Pass-Through Certificates

          This is to certify that as of the date hereof and except as provided in the fourth paragraph hereof, none of the above-captioned Investor Certificates credited to you for our account are beneficially owned by a U.S. person. For purposes of the foregoing, the undersigned understands that the term “U.S. person” shall have the meaning set forth in Rule 902(o) under the United States Securities Act of 1933, as amended.

          In addition, we hereby certify that as of the date hereof and except as provided in the fourth paragraph hereof, the above-captioned Investor Certificates credited to you for our account are:

          (1) owned by a person that is not a United States person;

    (2) owned by a United States person as described in U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(6) (and accordingly the financial institution described in such regulation provides the certificate described therein); or

    (3) owned by a financial institution described in U.S. Treas. Reg. § 1.165-12(c)(1)(v) for purposes of resale during the restricted period, and such financial institution certifies in addition that it has not acquired the obligation for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          A certificate described in clause (1) or (2) of the preceding sentence may not be given with respect to an Investor Certificate that is owned by a financial institution for purposes of resale during the restricted period. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on or prior to [the Exchange Date] as to any of the above-captioned Investor Certificates then appearing in your books as being credited to our account.

          This certificate excepts and does not relate to U.S. $                principal amount as to which we are not yet able to certify and as to which we understand exchange and delivery of Definitive Euro-Certificates cannot be made until we are able so to certify.

          We understand that this certificate is required in connection with certain securities and tax laws of the United States of America. If an administrative or legal proceeding or official

H-3-1

inquiry is commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceeding.

          We direct that U.S. $               in aggregate principal amount of the above-captioned Investor Certificates be issued in U.S. $                denominations, U.S. $               in aggregate principal amount of the Investor Certificates be issued in U.S. $               denominations and U.S. $               in aggregate principal amount of the Investor Certificates be issued in U.S. $                denominations. We understand that if we have failed to make the direction in the preceding sentence, such Definitive Euro-Certificates will be issued in denominations of U.S. $           to the extent possible.

[signature]

*Dated:

*To be dated on or after the 15th day before the Exchange Date.

H-3-2

EXHIBIT I

PROVISIONS TO BE INCLUDED IN ANNUAL OPINION OF COUNSEL

          The opinion set forth below, which is to be delivered pursuant to Section 13.02(d) of the Pooling and Servicing Agreement, may be subject to certain customary qualifications, assumptions and limitations.

          With the filing of financing statements covering the Receivables in the offices of the Secretaries of State of the State of                 and the State of                , the interest of the Trustee in the Receivables has been duly perfected. No other action is required to continue such perfection prior to the six month period preceding the fifth anniversary of the filing of such financing statements.

I-1